UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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GMS INC.
(Name of Registrant as Specified In Its Charter)
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Dear Fellow Shareholders,

At GMS Inc., we are driven to be the premier distributor of building products in every market we serve. This year, we again demonstrated the strength of our strategy, products and people, as well as our steadfast commitment to our customers and passion for executing our mission of creating opportunities, building significant relationships and delivering solutions.

We delivered solid results in fiscal year 2024, including strong cash flow and record levels of net sales for the year driven by volume growth across all four major product categories. Overall, fiscal 2024 was another year of progress as our team executed against our strategic pillars:

•Expand share in core products: This year, we achieved volume growth in all four of our major product categories, and, as indicated by data from the Gypsum Association, manufacturers and the Steel Framing Industry Association, we successfully expanded our share in wallboard, ceilings and steel framing.

•Grow complementary products: We continued to execute on our strategy to grow complementary products during fiscal 2024 with sales in the category up 7.4% as compared with the prior fiscal year. Importantly, a key focus area within this category, which includes tools & fasteners, EIFS & stucco, and insulation grew even faster at 11.5%, compared to fiscal 2023.

•Platform expansion: We remain committed to expanding our platform through accretive acquisition and greenfield opportunities. In fiscal 2024, we completed three strategic acquisitions, including Home Lumber and Building Supplies, which expanded our presence and complementary product offerings in Western Canada, AMW Construction Supply, which expanded our complementary tools & fasteners in Phoenix, Arizona, and Kamco Supply Corporation and affiliates, which provided GMS with one of the leading market positions in New York City. In addition, we opened five greenfield yard locations and three new sales, rental and service centers during fiscal 2024.

•Drive improved productivity and profitability: We continued to leverage our scale, technology and best practices to deliver best-in-class experiences for our customers. Our Yard of the Future initiative continued to equip yard operators with the right tools and technologies to improve operational efficiency. Ongoing consolidation of legacy legal entities is also driving a reduction in organizational and process complexity and costs while also leveraging the standardization of product, vendor, customer and other operational data across the business.

As part of our ongoing Board renewal efforts, we are pleased to welcome Brad Southern who joined as a director in January 2024 and brings a wealth of building materials industry experience and extensive financial expertise. Mr. Southern is the CEO and chairperson of the board of directors of Louisiana-Pacific Corporation, a well-respected manufacturer of engineered wood products and other building materials. He also serves on the boards of directors of The Forest Products Association of Canada and the Nashville Branch of the Federal Reserve Bank of Atlanta.

We would like to thank Peter Browning, who will be stepping down at the 2024 annual meeting, for his many years of service on our Board.

As we enter fiscal 2025, we believe we are well-prepared for what we expect to be an environment of changing end market dynamics once again. While we expect some near-term industry headwinds, we are optimistic that high levels of pent-up demand and an eventual downward shift in interest rates will help drive growth in single-family residential demand and create a more favorable lending environment for our commercial customers.

Looking beyond the near term, we are confident in our business strategy and ability to leverage the benefits of our scale, wide breadth of product offerings and balanced mix of end markets served to successfully navigate shifts in end market demand and price movement, all while continuing to focus on providing outstanding service and continuing the execution of our strategic priorities.

Thank you for your continued support and dedication to our company. We appreciate your voting support on the matters contained in this proxy.

Sincerely,

/s/ John J. Gavin	/s/ John C. Turner, Jr.
John J. Gavin	John C. Turner, Jr.
Chair of the Board of Directors	President and Chief Executive Officer

GMS INC.
100 Crescent Centre Parkway, Suite 800
Tucker, Georgia 30084
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 23, 2024
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting) of GMS Inc., will be held virtually on Wednesday, October 23, 2024, at 8:00 a.m. (Eastern Time), for the purposes of considering and acting on the three proposals below and any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof:

Proposal		Board Recommendation
1	To elect the nine director nominees identified in this Proxy Statement	FOR each nominee
2	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending April 30, 2025	FOR
3	To approve, on an advisory basis, the compensation of our named executive officers	FOR
This year’s Annual Meeting will be held in a virtual format only. We believe this format enhances stockholder access to the Annual Meeting by enabling stockholder attendance and participation from anywhere, without cost. Stockholders of record at the close of business on August 26, 2024 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting. You may vote on the Internet, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting.

Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. In accordance with these rules, a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our fiscal 2024 Annual Report is first being mailed on or about September 13, 2024 to all stockholders entitled to vote at the Annual Meeting. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote online, by telephone or by completing and mailing a proxy card and includes instructions on how to request a printed set of the proxy materials.

By Order of the Board of Directors,

/s/ Craig D. Apolinsky
Craig D. Apolinsky
Senior Vice President, General Counsel and Corporate Secretary
Tucker, Georgia
September 13, 2024

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS
This Notice of Meeting, Proxy Statement, Proxy Card and our fiscal 2024 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended April 30, 2024, are available at investor.gms.com.
YOUR VOTE IS VERY IMPORTANT. PLEASE CAREFULLY READ THE ATTACHED PROXY STATEMENT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY OVER THE INTERNET, BY TELEPHONE OR MAIL.

GMS INC.

GMS INC.
100 Crescent Centre Parkway, Suite 800
Tucker, GA 30084

PROXY HIGHLIGHTS

We are providing these materials in connection with the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of GMS Inc. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting as it contains important information about matters upon which you are being asked to vote.
2024 Annual Meeting of Stockholders

Date and Time	Record Date	Location
October 23, 2024 at 8:00 a.m. (local time)	August 26, 2024	This year’s meeting will be a virtual Annual Meeting at www.virtualshareholdermeeting.com/GMS2024

Proposals and Voting Recommendations

Proposal		Board Recommendation
1	To elect the nine director nominees identified in this Proxy Statement	FOR each nominee
2	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending April 30, 2025	FOR
3	To approve, on an advisory basis, the compensation of our named executive officers	FOR
About GMS

GMS Inc. (together with its consolidated subsidiaries, “we,” “our,” “us,” “GMS” or the “Company”), through its wholly owned operating subsidiaries, operates a network of more than 300 distribution centers with extensive product offerings of wallboard, ceilings, steel framing and complementary construction products. We also operate more than 100 tool sales, rental and service centers. Through these operations, we provide a comprehensive selection of building products and solutions for our residential and commercial contractor customer base across the United States and Canada. Our operating model combines the benefits of a national platform and strategy with a local go-to-market focus, enabling us to generate significant economies of scale while maintaining high levels of customer service.

Since our founding in 1971, we have grown our business from a single location to more than 400 locations across 47 U.S. states and six Canadian provinces through a combination of strategic acquisitions, and organic growth, including the opening of new branches (“greenfields”) and tool sales, rental and service centers. Underpinning that growth is our entrepreneurial culture, which enables us to drive organic growth by delivering outstanding customer service and makes us an attractive acquirer for smaller distributors.

Fiscal 2024 Business Highlights

Driving Growth in Product Lines, Diversifying Offerings & Expanding Service Territories

In fiscal 2024, we remained focused on building on our competitive advantage – significant scale, outstanding service and strong supplier relationships. The investments we have made over the past several years position us well for near-term supply and demand dynamics as well as long-term success.

7,600+	60+	300+	100+
Dedicated GMS Team Members	Leading Brands	Distribution centers across the U.S. and Canada	Tool sales, rentals and service centers

Key Financial Highlights

In fiscal 2024, GMS delivered solid results, with strong cash flow and record levels of net sales, and continued to deliver value to you, our shareholders. Despite the challenges GMS and the broader economy faced, GMS maintained a relentless focus on delivering best-in-class service for our customers, suppliers, and communities.

Corporate Social Responsibility Highlights

GMS is committed to fostering good corporate social responsibility practices that support the success of our customers, employees, communities, stockholders and other stakeholders.

•Promoting Transparency
◦Published our fiscal 2024 Corporate Social Responsibility report, available at www.gms.com/about-us/corporate-responsibility
◦Disclosed performance using the SASB and TCFD frameworks

•Advancing Team Member Safety and Success
◦Improved our safety performance with a 16% decrease in our total recordable incident rate over the last two years
◦Completed our truck camera retrofit initiative as part of our vehicle safety focus
◦Formalized training programs aimed to advance and retain employees, including initiatives targeted at traditionally underrepresented groups

•Offering Customers Cleaner, More Efficient Building Materials and Products
◦To support our work of offering more environmentally friendly products, we continued our partnership with a third party to identify the products we stock that have sustainability attributes

•Taking Action to Improve Energy Efficiency and Reduce Emissions
◦Began a project to install LED lighting at select yards

Governance Highlights

            The Board of Directors (the “Board”) of GMS is committed to strong corporate governance practices that reflect high standards of ethics and integrity and promote long-term stockholder value. Our Board continually analyzes our corporate governance practices in light of evolving practices as well as the Company’s changing business and stockholder base. Best practices include:

•Board led by independent chair
•Continuous Board refreshment with one new director added in 2024, W. Bradley Southern, and a total of three directors added since 2020 for an average director tenure of approximately six years

•Ensuring a Board with the skills and experience aligned to our business strategy, including significant building products or construction industry background, mergers and acquisitions experience and public company leadership

•Board diversity with two women directors and two African American directors for a Board that is one-third diverse by gender and race

•Board declassification with all directors up for annual election

•No supermajority voting requirements in our Certificate of Incorporation (the "Charter") and Bylaws (the "Bylaws")
•Board Committees assigned specific areas of opportunity and risk oversight tied to each committee’s area of responsibility

Compensation Highlights

The Human Capital Management and Compensation Committee of the Board continues its practice of thoughtfully chosen pay elements aligned with our pay philosophy and objectives, allowing the Company’s executives to earn incentive compensation based on the achievement of company performance goals balanced with retaining our management talent over the long-term. For fiscal 2024, 83% of our CEO’s pay was variable and at-risk; 62% for all other named executive officers.

Elements of compensation for our named executive officers are more fully discussed in the compensation discussion and analysis (CD&A) section and include:

•Base salary, benchmarked to peer and industry practices
•Annual cash incentives based 80% on achievement of Adjusted EBITDA targets and 20% on achievement of working capital as a percentage of sales targets
•Variable stock-based compensation composed of an equal mix of options and restricted stock units with a three-year annual vesting term

Every year, we provide for a stockholder advisory vote on executive compensation, which gives stockholders the opportunity to provide feedback on our named executive compensation program. At our 2023 Annual Meeting of Stockholders, our stockholders approved the Company’s named executive compensation program, with 98% of the votes cast being voted in favor.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board has nominated nine people for election as directors at the Annual Meeting. Each of the nominees is currently a director of the Company. If our stockholders elect these directors, each director will hold office until the annual meeting of stockholders in 2025, or until his or her successor has been duly elected and qualified, subject to the director’s earlier death or resignation or removal. The Board is fully declassified and all Board members are standing for annual election, except for Peter C. Browning who notified the Board of his intention to not stand for re-election at the Annual Meeting and retire from the Board at such time.

Each of the Board’s nominees has consented to be named in this Proxy Statement and has agreed to serve if elected. If for some reason any of the Board’s nominees is unable to serve or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the Board’s remaining nominees.

We believe each of the Board’s nominees meets the qualifications established by the Board for service on our Board and has professional experience in areas that are extremely relevant to our strategy and operations. We also believe that the skills, experience, backgrounds and attributes of the Board’s nominees make them the best candidates to serve on our Board.
The following table highlights specific experience, skills, qualifications and attributes of our directors standing for re-election that are important to us and shows how the composition of our nominees for the Board meets these needs. A director may possess additional experience, skills, qualifications and attributes, even if not specifically indicated below.

Nominees for Election of Directors
The Board has nominated the following directors for election as directors for one-year terms expiring at the annual meeting of stockholders in 2025:

Experience
•	Big Lots, Inc., Executive Vice President, Chief Merchandising and Operating Officer (2015 – 2020), Executive Vice President, Chief Operating Officer (2012 – 2015), Senior Vice President, Supply Chain Management and Chief Information Officer (2010 – 2012),
Senior Vice President Merchandise Planning and Allocation and Chief Information Officer (2005 – 2010), Senior Vice President Merchandise Planning, Allocation and Presentation (2002 – 2005), a leading discount retailer operating over 1,400 stores in 47 states
	•	Ames Department Stores, Inc., Senior Vice President Planning and Allocation (1997 – 2002), formerly the fourth-largest discount retailer in the country
Lisa M. Bachmann	•	Casual Corner Group, Inc., Vice President of Planning and Allocation, formerly an American retail clothing chain operating under the names Casual Corner, Petite Sophisticate and August Max Woman brands, among others, with more than 1,200 stores at its peak

Age: 63	Qualifications and Attributes
	•	Public Company Leadership
Independent Director Since: 2020	•	Public Company Board Experience
	•	High Level of Financial Literacy
Committees	•	Distribution
• Audit	•	Strategy Development
• Nominating and Corporate	•	Mergers & Acquisitions
Governance	•	Information Technology
	•	Diversity

Education
	•	MBA, Western New England University
	•	BS, Accounting, Western New England University
	•	CyberSecurity Certificate, National Association of Corporate Directors (NACD), Carnegie Mellon University

Other Boards
	•	Currently serves on the board of directors of Dorman Products, Inc., a publicly traded company

Experience
	•	Goldman Sachs Value Accelerator, Operating Advisor (2021 – present), a centralized platform that partners with Goldman Sachs portfolio companies to build enduring businesses and create incremental value by leveraging the Goldman Sachs network
	•	LLR Partners, Inc., Senior Operating Advisor (2010 – 2017), a growth-oriented private equity firm
	•	Drake, Beam, Morin, Inc., Vice Chairman, Chief Executive Officer and President (2006 – 2009), an international career management and transitions management firm
	•	Right Management Consultants, Inc., President and Chief Operating Officer (1996 – 2004), a global provider of integrated consulting solutions across the employment lifecycle
John J. Gavin	•	Andersen Worldwide, Partner (1990 – 1996), a global firm providing a wide range of tax, valuation, financial advisory and related consulting services to individual and commercial clients

Age: 68	Qualifications and Attributes
	•	Public Company Leadership
Independent Director Since: 2014	•	Public Company Board Experience
	•	High Level of Financial Literacy
Chair of the Board Since: 2019	•	Building Products or Construction Industry
	•	Strategy Development
Committees	•	Mergers & Acquisitions
• Audit	•	Corporate Governance

• Nominating and Corporate	Education
Governance	•	BBA, Temple University

Other Boards
	•	Currently serves on the board of directors of Dorman Products, Inc., a publicly traded company and on the Advisory Board of the Center for Corporate Governance for Drexel University, Philadelphia
	•	Previously served on the board of directors of the following publicly traded companies: CSS Industries, Inc., DFC Global Corp, and Interline Brands, Inc.
	•	Currently serves on the boards of directors of various privately held companies

Experience
	•	NES Fircroft, Chief Executive Officer (2014 – present), a global solutions company specializing in recruiting and deploying engineering talent to meet client needs in more than 65 countries
	•	AEA Investors LP, Managing Director and Operating Partner (2013 – 2014), a leading global private investment firm
	•	Adecco Group North America, CEO (2007 – 2012), a multi-brand specialty staffing and workforce solutions company
	•	Spent 20 years with PricewaterhouseCoopers LLP and then IBM Business Consulting Services when it acquired PricewaterhouseCoopers Consulting; led the global supply chain management consulting services business, as well as the Americas consumer, wholesale distribution and software industry practices at IBM

Theron I. Gilliam	Qualifications and Attributes
	•	Public Company Board Experience
Age: 59	•	High Level of Financial Literacy
	•	Building Products or Construction Industry
Independent Director Since: 2014	•	Strategy Development
	•	Mergers & Acquisitions
	•	Corporate Governance

Committees	Education
• Human Capital Management	•	MBA, Finance, Columbia University
and Compensation	•	BS, Systems Engineering, University of Virginia

• Nominating and Corporate	Other Boards
Governance	•	Currently serves on the board of directors of Lennar Corporation, a publicly traded company
	•	Currently serves on the board of NES Fircroft, a privately held company
	•	Previously served on the board of directors of Work Market, Inc., a privately held company

Experience
	•	BlueLinx Holdings, Inc., Advisor to Chief Executive Officer (2022), President and Chief Executive Officer (2014 – 2021), a leading distributor of building and industrial products in the United States
	•	Euramax Holdings, Inc., now known as OmniMax International, Inc., President and Chief Executive Officer (2008 – 2013), Chief Operating Officer (2005 – 2008), Executive Vice President (2002 – 2005), Group Vice President (1997 – 2002), and President (1992 – 1997), a leading North American building products manufacturer.
	•	Alumax, Inc., Corporate Counsel, a fabricator of aluminum products for the transportation, distribution, building and construction, packaging, and consumer durables markets
Mitchell B. Lewis	•	Alston & Bird LLP, Attorney, Mergers and Acquisitions

Age: 62	Qualifications and Attributes
	•	Public Company Leadership
Independent Director Since: 2019	•	Public Company Board Experience
	•	High Level of Financial Literacy
Committees	•	Building Products or Construction Industry
• Audit (Chair)	•	Distribution
• Nominating and Corporate	•	Strategy Development
Governance	•	Mergers & Acquisitions
	•	Corporate Governance

Education
	•	JD, University of Michigan Law School
	•	BA, Economics, Emory University

Other Boards
	•	Currently serves on the board of directors of BlueLinx Holdings, Inc., a publicly traded company, on the board of directors of Meteor Education, a privately held company, and on the board of directors of BCDI Meteor Holdings, LP, a Bain Capital Double Impact portfolio company
	•	Previously served on the board of directors of Euramax Holdings, Inc., a privately held company

Experience
	•	United Parcel Service, Senior Vice President, Executive Management Committee (2005 – 2019), an American multinational shipping & receiving and supply chain management company
	•	Prior roles with United Parcel Service include General Counsel and Corporate Secretary, Chief Human Resources Officer, Senior Vice President of Compliance, Public Affairs, Communications, and Labor and Employment Counsel with subsequent roles in the legal department, compliance and operations before being promoted to the senior leadership team
	•	Troutman Pepper Hamilton Sanders LLP (formerly Troutman Sanders LLP), Attorney, Civil Litigation and Labor & Employment

Qualifications and Attributes
Teri P. McClure	•	Public Company Leadership
	•	Public Company Board Experience
Age: 60	•	High Level of Financial Literacy
	•	Building Products or Construction Industry
Independent Director Since: 2019	•	Distribution
	•	Strategy Development
Committees	•	Mergers & Acquisitions
• Human Capital Management	•	Corporate Governance
and Compensation	•	Diversity

• Nominating and Corporate	Education
Governance (Chair)	•	JD, Emory University School of Law
	•	BSBA, Economics and Marketing, Washington University in St. Louis

Other Boards
	•	Currently serves on the boards of directors of Fluor Inc., Lennar Corporation and JetBlue, each a publicly traded company
	•	Serves as the Compensation Committee Chair of Lennar Corporation and JetBlue

Experience
•	PepsiCo Frito-Lay North America, Senior Vice President and General Manager (1993 – 2017), one of the leading global companies in the snack chip industry.
Served in numerous positions of increasing responsibility covering operations, sales and marketing, customer engagement and strategy.
	•	Procter & Gamble, Vice President, Sales and Marketing (1981 – 1993), an American multinational consumer goods corporation
	•	Maytag Corporation, Senior Vice President (1999 – 2001), an American home and commercial appliance company owned by Whirlpool Corporation

Qualifications and Attributes
Randolph W. Melville	•	Public Company Leadership
	•	Public Company Board Experience
Age: 65	•	High Level of Financial Literacy
	•	Distribution
	•	Strategy Development
Independent Director Since: 2020	•	Mergers & Acquisitions
	•	Corporate Governance
	•	Diversity

Education
Committees	•	BS, Sociology, Princeton University

• Audit	Other Boards
• Nominating and Corporate Governance	•	Currently serves on the board of directors of Saia, Inc., a publicly traded company
	•	Serves as the Chair of the Compensation Committee of Saia, Inc.
	•	Serves on the Board of Trustees for Northwestern Mutual
	•	Previously served on the board of directors of Interline Brands, Inc. and as a member of the Compensation Committee of Interline Brands, Inc.

Experience
	•	Euramax International, Inc., Chair, Chief Executive Officer and President (1996 – 2008), a privately owned global producer of residential, commercial, and architectural building products
	•	Nortek, Inc., Chair (2010 – 2015) and Interim CEO (2011), a publicly owned producer of residential, commercial, and architectural building products

Qualifications and Attributes
	•	Public Company Leadership
	•	Public Company Board Experience
	•	High Level of Financial Literacy
J. David Smith	•	Building Products or Construction Industry
	•	Distribution
Age: 75	•	Strategy Development
	•	Mergers & Acquisitions
Independent Director Since: 2014	•	Corporate Governance

Education
Committees	•	BA, Political Science, Gettysburg College

• Audit	Other Boards
• Human Capital Management and Compensation (Chair)	•	Currently serves on the board of directors of BlueLinx Holdings, Inc., a publicly traded company
• Nominating and Corporate Governance	•	Previously served on the board of directors and committees of the following privately held companies: Air Distribution Technologies, Henry Company, Houghton International, Inc., DiversiTech, Inc., Siamons International, Inc. (Chair), and Euramax International, Inc. (Chair)
	•	Previously served on the board of directors and committees of publicly held companies: Select Interior Concepts, Inc. (Chair), Nortek, Inc. (Chair), and Commercial Metals Company

Experience
•
Louisiana-Pacific, Inc., Chief Executive Officer (2017 – present), Chief Operating Officer (2016), Executive Vice President & General Manager, OSB (2015 – 2016), Senior Vice President & General Manager, Siding and Moldings (2004 – 2015), Vice President, Specialty Operations (2002 – 2004), Director Specialty Operations (2001 – 2002), Controller, Specialty Operations (1999 – 2001), a leading manufacturer of quality engineered wood building materials including OSB, structural framing products and exterior siding for use in residential, industrial and light commercial construction

	•	MacMillan Bloedel, General Manager, Bardcor Russellville Sheetfeeder (1996 – 1999), Controller, Primary Manufacturing (1993 – 1996), Director, Strategic Planning (1990 – 1993), Supervisor, Strategic Analysis (1987 – 1990), Supervisor, Resource Analysis (1984 – 1987), formerly a Canadian forestry company

Qualifications and Attributes
W. Bradley Southern	•	Public Company Leadership
	•	Public Company Board Experience
Age: 64	•	High Level of Financial Literacy
	•	Building Products or Construction Industry
Independent Director Since: 2024	•	Distribution
	•	Strategy Development
	•	Mergers & Acquisitions
	•	Corporate Governance

Committees	Education
• Human Capital Management	•	MFR, Forest Finance, University of Georgia
and Compensation	•	BSFR, Forest Management, University of Georgia

• Nominating and Corporate	Other Boards
Governance	•	Currently serves as CEO and Chairman of the Board at Louisiana-Pacific, Inc., a publicly traded company
	•	Currently serves on the board of directors for The Forest Products Association of Canada and for the Nashville Branch of the Federal Reserve Bank of Atlanta
	•	Previously served on the board and Compensation Committee of Astec Industries, Inc., a publicly traded company
	•	Previously served on the boards of privately held organizations: Keller Group and Saltco Land and Timber Company

Experience
	•	Gypsum Management and Supply, Inc., President and Chief Executive Officer (2019 – Present), a leading distributor of construction products for commercial and residential building supply needs for local contractors in North America
	•	Dal-Tile, a division of Mohawk Industries, Inc., President (2012 – 2019), Senior Vice President of Sales (2005 – 2008), Senior Vice President of Operations (2008 – 2011), and Chief Operating Officer (2011 – 2012), the world’s leading global flooring manufacturer

Qualifications and Attributes
John C. Turner, Jr.	•	Public Company Leadership
	•	Public Company Board Experience
Age: 56	•	High Level of Financial Literacy
	•	Building Products or Construction Industry
Director Since: 2019	•	Distribution
	•	Strategy Development
Committees	•	Mergers & Acquisitions

• None	Education
	•	BS BUAD, Marketing/Marketing Management, General, University of Southern California

Other Boards
	•	Currently serves on the board of directors of TLB MM Corp., a privately held company

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED ON THE PROXY CARD.

BOARD SELECTION AND ELECTION

Director Selection Process

The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director nominees and recommending to the Board those candidates to be nominated for election to the Board. The Nominating and Corporate Governance Committee does not apply any specific minimum qualifications when considering director nominees. Instead, the Nominating and Corporate Governance Committee considers all factors it deems appropriate, which may include, among others, (a) ensuring that the Board, as a whole, is appropriately diverse and considering the extent to which a candidate would fill a present need on the Board, (b) the Board’s size and composition, (c) our corporate governance policies and any applicable laws, (d) individual director performance, expertise, relevant business and financial experience, integrity and willingness to serve actively, (e) the number of other public and private company boards on which a director candidate serves, and (f) consideration of director nominees properly proposed by third parties with the legal right to nominate directors or by stockholders in accordance with our Bylaws. The Board monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. As a matter of practice, the Board considers diversity in the context of the Board as a whole and takes into account considerations relating to race, ethnicity, gender and the range of perspectives that the directors bring to their work. Stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in the Company’s Amended and Restated Bylaws, whose qualifications the Nominating and Corporate Governance Committee will consider.
Board Diversity

The Board considers qualified candidates for membership on the Board without regard to race, color, religion, sex, ancestry, sexual orientation, national origin or disability. Our objective is to have broad diversity in terms of business experiences, functional skills, gender, race, ethnicity and cultural backgrounds. We believe that enhancing our Board’s diversity is for the Company’s and stockholders’ long-term benefit. Two of our Board members are women (Teri P. McClure and Lisa M. Bachmann) and two are of a race other than white (Teri P. McClure and Randolph W. Melville).

Board of Directors' Independence

New York Stock Exchange (“NYSE”) listing standards require us to have a majority of independent directors on our Board. Under our Corporate Governance Guidelines and NYSE listing standards, a director is not independent unless our Board affirmatively determines that he or she does not have a material relationship with us or any of our subsidiaries. Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require our Board to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, our Board will determine, considering all relevant facts and circumstances, whether such relationship is material.
Our Board is currently comprised of one management director and nine non-management directors. Our Board has affirmatively determined that each of our nine non-management directors, Lisa M. Bachmann, Peter C. Browning, John J. Gavin, Theron I. Gilliam, Mitchell B. Lewis, Teri P. McClure, Randolph W. Melville, J. David Smith and W. Bradley Southern, are independent directors under the rules of the NYSE and independent directors as such term is defined in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. John C. Turner, Jr., our President and Chief Executive Officer, our only management director, is not independent because of his position as an executive officer of the Company.

BOARD GOVERNANCE

Corporate Governance Guidelines

Our Corporate Governance Guidelines provide a framework for the governance of the Company as a whole and describe the principles and practices that the Board follows in carrying out its responsibilities. Our Corporate Governance Guidelines address, among other things:
•    the composition, structure and policies of the Board and its committees;
•    director qualification standards;
•    expectations and responsibilities of directors;
•    management succession planning;
•    the evaluation of Board performance;
•    principles of Board compensation; and
•    communications with stockholders and non-management directors.
Our Corporate Governance Guidelines further provide that the Board, acting through the Nominating and Corporate Governance Committee (as described below), conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively. In addition, our Corporate Governance Guidelines provide that each committee conduct an annual self-evaluation and compares its performance to the requirements of its charter.
Our Corporate Governance Guidelines are posted on our website at investor.gms.com/govdocs. Our Corporate Governance Guidelines are reviewed by the Nominating and Corporate Governance Committee from time to time to ensure that they effectively promote the best interests of both the Company and the Company’s stockholders and that they comply with all applicable laws, regulations and NYSE requirements.
Code of Business Conduct and Ethics

We have adopted a code of ethics applicable to all of our directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on our website at investor.gms.com/govdocs. In the event that we amend or waive certain provisions of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable Securities and Exchange Commission (“SEC”) rules, we will disclose the same on our website.
Board Oversight of Risk Management

Our Board administers its risk oversight function primarily through the Audit Committee and the Nominating and Corporate Governance Committee. To that end, our Audit Committee meets at least quarterly with our Chief Financial Officer and our independent auditors to receive regular updates regarding our management’s assessment of risk exposures including liquidity, credit and operational risks, cybersecurity risks and the process in place to monitor such risks, and review results of operations, financial reporting, and assessments of internal controls over financial reporting. Our Nominating and Corporate Governance Committee meets at least quarterly with our Chief Executive Officer and other executive leadership at which time it receives regular updates regarding our management’s assessment of risk exposures.

Furthermore, the Chief Executive Officer’s membership on, and collaboration with, the Board allows our Chief Executive Officer to gauge whether management is providing adequate information for the Board to understand the interrelationships of our various business and financial risks. Our Chief Executive Officer is available to the Board to address any questions from other directors regarding executive management’s ability to identify and mitigate risks and weigh them against potential rewards.

Board Oversight of Cybersecurity and Information Security Risk

Our Board appreciates the importance of maintaining the confidence and trust of our customers, suppliers, and employees. As part of the Board’s role in independently overseeing the key risks facing our Company, the Board, through the Audit Committee, devotes regular and thorough attention to our data, information technology (“IT”) systems and their development (including the Company’s e-commerce strategy and its implementation) and protection of our data and IT systems, including business resilience, compliance, cybersecurity, and information security risk.

On an ongoing basis, the Company analyzes and assesses information security risks associated with our business. The assessment is primarily the responsibility of the Company’s information technology department. The Company seeks to adhere to the NIST Cyber-Security Framework, which provides best practice guidance on how to prevent, detect, and respond to cyberattacks. As part of the Company’s information security risk management program, the Company (i) routinely tests our controls and information systems to help ensure we remain compliant with our security policies and procedures and industry standards and (ii) requires that IT infrastructure associated with sensitive customer credit card information be audited and certified by a quality security party. We also provide information security training for our employees and business partners. In addition, the Company maintains information security risk insurance.

Management updates the Board on the Company’s information security policies and procedures, including training, risk assessment, internal controls, security software, evaluation and testing, insurance, incident response plans, and forward-looking information security strategies. Additionally, our cybersecurity policies require our Board to be notified of breaches to our information systems based on pre-defined severity thresholds.

Board Oversight of Corporate Social Responsibility

Our Board, via the Nominating and Corporate Governance Committee, oversees our corporate social responsibility program and performance. The Nominating and Corporate Governance Committee receives quarterly updates on opportunities and risk management efforts relating to sustainability and corporate social responsibility matters. Our Executive Leadership Team, including our Chief Executive Officer, reviews, and is responsible for implementing, our corporate social responsibility strategy.

BOARD ORGANIZATION

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chair of the Board. These positions are currently held by John C. Turner, Jr., as our Chief Executive Officer, and John J. Gavin, as the Chair of the Board. We believe this leadership structure is appropriate for our Company due to the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction, providing day-to-day leadership, and managing our business, while the Chair of the Board provides guidance to the Chief Executive Officer, chairs board meetings and executive sessions of our independent directors, and takes a leading role in setting the agendas for meetings of our Board. In addition, separating the roles of Chief Executive Officer and Chair of the Board allows the Chair to provide oversight of our management.

Meetings of the Board and Committees

During the fiscal year ended April 30, 2024, the Board held five meetings. All of the directors who served during the fiscal year ended April 30, 2024 attended at least 75% of the total meetings of the Board and each of the Board committees on which such directors served during their respective tenure. Directors are expected to make best efforts to attend all Board meetings, all meetings of the committee or committees of the Board of which they are a member, and the annual meeting of stockholders. Attendance by telephone or videoconference is deemed attendance at a meeting.
Pursuant to our Corporate Governance Guidelines, our Board currently plans to hold at least four meetings each year, with additional meetings to occur (or action to be taken by unanimous consent, either in writing or by electronic transmission) at the discretion of the Board.

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines, to ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors meet in executive session at most Board meetings with no members of management present. The Chair of the Board presides over the executive sessions.
Committees of the Board

The Board has an Audit Committee, a Human Capital Management and Compensation Committee and a Nominating and Corporate Governance Committee, as described below. Currently, our Audit Committee, Human Capital Management and Compensation Committee and Nominating and Corporate Governance Committee consist entirely of independent directors. Each of the Audit Committee, Human Capital Management and Compensation Committee and Nominating and Corporate Governance Committee operates under a written charter approved by the Board, copies of which are available on our website at investor.gms.com/govdocs.
The following table shows the current membership of each committee of our Board and the number of meetings held by each committee during the fiscal year ended April 30, 2024:

Director	Audit Committee	Human Capital Management and Compensation Committee	Nominating and Corporate Governance Committee
Lisa M. Bachmann	✓		✓
Peter C. Browning(1)		✓	✓
John J. Gavin	✓		✓
Theron I. Gilliam		✓	✓
Mitchell B. Lewis	Chair		✓
Teri P. McClure		✓	Chair
Randolph W. Melville	✓		✓
J. David Smith	✓	Chair	✓
W. Bradley Southern(2)		✓	✓
Number of Fiscal Year 2024 Meetings	8	5	4
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(1)On January 19, 2024, Peter C. Browning notified the Board of his intention to not stand for re-election at the Annual Meeting and retire from the Board at such time.
(2)Effective January 19, 2024, W. Bradley Southern was appointed as a director to serve until the Annual Meeting or until his earlier resignation or removal.

Audit Committee
Currently, the members of the Audit Committee are Mr. Mitchell B. Lewis, as Chair, Ms. Lisa M. Bachmann, Mr. John J. Gavin, Mr. Randolph W. Melville and Mr. J. David Smith. Mr. Lewis was appointed to serve as Chair effective January 1, 2024, and Mr. Gavin resigned from the position at such time. Each of Ms. Bachmann, Mr. Gavin, Mr. Lewis and Mr. Smith qualify as an “audit committee financial expert” within the meaning of regulations adopted by the SEC. The Audit Committee recommends the annual appointment of our independent registered accounting firm, oversees our cybersecurity and data privacy programs, and reviews the independence of auditors and reviews the scope of audit and non-audit assignments and related fees, the results of the annual audit, accounting principles used in financial reporting, internal auditing procedures, the adequacy of our internal control procedures, related party transactions, and investigations into matters related to audit functions. The Audit Committee is also partially responsible for overseeing risk management on behalf of our Board. See “—Board Oversight of Risk Management.” Our Audit Committee consists entirely of independent directors.

The charter of the Audit Committee permits the committee to, in its discretion, delegate its duties and responsibilities to one or more subcommittees as it deems appropriate.

Human Capital Management and Compensation Committee
Currently, the members of the Human Capital Management and Compensation Committee are Mr. J. David Smith, as Chair, Mr. Peter C. Browning, Mr. Theron I. Gilliam, Ms. Teri P. McClure and Mr. W. Bradley Southern. The principal responsibilities of the Human Capital Management and Compensation Committee are to review and approve matters involving executive and director compensation, recommend changes in employee benefit programs, authorize equity and other incentive arrangements, oversee our inclusion and diversity efforts, and authorize our Company to enter into employment and other related agreements with our executive officers. Our Human Capital Management and Compensation Committee consists entirely of independent directors.

The charter of the Human Capital Management and Compensation Committee permits the committee to, in its discretion, delegate its duties and responsibilities to a subcommittee of the Human Capital Management and Compensation Committee as it deems appropriate and to the extent permitted by applicable law.
In making executive compensation decisions during fiscal 2024, the Human Capital Management and Compensation Committee received advice from an independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”). Meridian's services during fiscal year 2024 are discussed in the Compensation Discussion and Analysis (“CD&A”) included below. Meridian did not provide any additional services to the Company other than those discussed in the CD&A.

Meridian conducted an annual review of its performance and prepared an annual independence document for the Human Capital Management and Compensation Committee that provided assurances and confirmation of the consultant’s independent status under the SEC’s and NYSE’s standards. The Human Capital Management and Compensation Committee then completed an annual evaluation of Meridian’s independence pursuant to the SEC’s rules and the NYSE’s rules. In making its determination, the Human Capital Management and Compensation Committee took into account, among other things, that no member of the Meridian team that works for the Human Capital Management and Compensation Committee has either a business or personal relationship, as defined by the NYSE rules, with either any member of executive management or member of the Human Capital Management and Compensation Committee.

Based on all considerations, the Human Capital Management and Compensation Committee concluded no conflict of interest existed in connection with the executive compensation services and considered Meridian to be independent.
Although Meridian is retained directly by the Human Capital Management and Compensation Committee, Meridian personnel interact with our executive officers as needed, specifically the Chief Executive Officer, Chief Financial Officer, Chief Human Resources Officer and General Counsel and their staffs, to provide the Human Capital Management and Compensation Committee with relevant compensation and performance data for our executives and the Company.
Nominating and Corporate Governance Committee
Currently, the members of the Nominating and Corporate Governance Committee are Ms. Teri P. McClure, as Chair, Ms. Lisa M. Bachmann, Mr. Peter C. Browning, Mr. John J. Gavin, Mr. Theron I. Gilliam, Mr. Mitchell B. Lewis, Mr. Randolph W. Melville, Mr. J. David Smith and Mr. W. Bradley Southern. The Nominating and Corporate Governance Committee assists our Board in identifying individuals qualified to become board members; makes recommendations for nominees for committees; develops, recommends to the Board and reviews our corporate governance principles; and oversees our corporate social responsibility efforts. Our Nominating and Corporate Governance Committee consists entirely of independent directors.

The charter of the Nominating and Corporate Governance Committee permits the committee to, in its sole discretion, delegate its duties and responsibilities to one or more subcommittees as it deems appropriate.

Succession Planning

The Board is responsible for the succession planning process for the directors, Chair of the Board, the Chief Executive Officer, and other executive officer positions. Succession planning for directors and key Company positions is a principal focus of the Nominating and Corporate Governance Committee as well as the full Board.
The Company has worked, using both internal and external resources, to integrate succession planning with leadership development in an effort to help ensure high-potential employees obtain the experience, skills and development opportunities necessary to assume, and succeed in, future leadership roles within the organization.

Human Capital Management and Compensation Committee Interlocks and Insider Participation

Mr. Smith, Mr. Browning, Mr. Gilliam, Ms. McClure and Mr. Southern were members of the Human Capital Management and Compensation Committee during fiscal 2024, none of whom was an officer or employee of the Company at any time. None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Human Capital Management and Compensation Committee. None of our executive officers served as a member of the compensation committee of an entity that has an executive officer serving as a director on the Board. No interlocking relationship exists between any member of our Human Capital Management and Compensation Committee (or other committee performing equivalent functions) and any executive, member of the board of directors or member of the compensation committee (or other committee performing equivalent functions) of any other company.
Securities Trading Policy

The Company’s Securities Trading Policy governs the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees, as well as by GMS Inc. and all of its subsidiaries and controlled affiliates. The Securities Trading Policy is designed to promote compliance with insider trading laws, rules and regulations. A copy of the Company’s Securities Trading Policy, including any amendments thereto, is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended April 30, 2024.

Hedging and Pledging Policy

The Company’s Securities Trading Policy prohibits all directors, executive officers and employees of the Company from effecting short sales, put options, call options or other derivative securities, holding securities in a margin account or otherwise pledging securities as collateral for a loan or hedging or similar monetization transactions with respect to the Company’s common stock.
Equity Grant Practices

Stock options are a component of our long-term incentive program for our eligible employees. The Human Capital Management and Compensation Committee does not grant stock options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, and does not time the public release of such information based on stock option grant dates. Other than on a predetermined schedule, the Company has not granted stock options or similar awards during periods in which there is material nonpublic information about the Company, including (i) during “blackout” periods or outside a “trading window” established in connection with the public release of earnings information under our Insider Trading Policy or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

The Human Capital Management and Compensation Committee typically approves stock options to eligible employees in the first quarter of the fiscal year in connection with the annual compensation-setting process, or on a case-by-case basis in connection with new hires and promotions. Stock option grants are effective on the first day of the second quarter (or on the next trading day following such date if it is not a trading day).

During the period covered by this report, the Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

COMMUNICATIONS WITH THE BOARD

Any interested parties wishing to communicate with, or otherwise make his or her concerns known directly to, the Board or chairperson of any of the Audit, Human Capital Management and Compensation and Nominating and Corporate Governance Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the General Counsel and Corporate Secretary of the Company, 100 Crescent Centre Parkway, Suite 800, Tucker, Georgia 30084. The General Counsel and Corporate Secretary will forward such communications to the appropriate party as soon as practicable. Such communications may be done confidentially or anonymously.

DIRECTOR COMPENSATION

Director Compensation Program

The Human Capital Management and Compensation Committee is responsible for oversight of the compensation program for non-employee directors. The Committee annually reviews the program relative to peer and broader market practices with the assistance of Meridian, its independent compensation consultant. Non-employee directors receive a combination of cash and stock-based compensation designed to attract and retain qualified candidates to serve on the board and further align their interest with our stockholders. Our Chief Executive Officer does not receive any additional compensation for his service on the Board of Directors.

The following table presents the elements of compensation for non-employee directors under the Company’s director compensation program in fiscal 2024:

Element of Compensation	Amount
Non-executive chair cash retainer	$100,000
Director cash retainer	100,000
Chair of Audit Committee cash retainer	25,000
Chair of Human Capital Management and Compensation Committee cash retainer	25,000
Chair of the Nominating and Corporate Governance Committee cash retainer	15,000
Member of the Audit Committee cash retainer	12,500
Member of the Human Capital Management and Compensation Committee cash retainer	10,000
Member of the Nominating and Corporate Governance Committee cash retainer	7,500
Director grant of restricted stock units	125,000

The annual cash retainers are paid in quarterly installments. The restricted stock units are valued on the date of grant. The restricted stock units vest on the one-year anniversary of grant, subject to the director’s continued service on the Board on such vesting date, and upon vesting the director will receive shares of common stock, unless deferred as described below.
Deferred Compensation Plan for Non-Employee Directors

The Company has a deferred compensation plan for non-employee directors. Under the plan, non-employee directors may defer receipt of all or a portion of certain compensation. Compensation eligible for deferral includes annual retainer fees and committee fees payable in cash as well as restricted stock units.
Fiscal 2024 Director Compensation Table

Shown below is information regarding the director compensation for each member of the Board for fiscal 2024, other than for Mr. Turner who, as an employee director, does not participate in our director compensation program.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Total ($)
Lisa M. Bachmann	$120,000	$125,000	$—	$245,000
Peter C. Browning	117,500	125,000	—	242,500
John J. Gavin	229,375	125,000	—	354,375
Theron I. Gilliam	117,500	125,000	—	242,500
Mitchell B. Lewis	123,125	125,000	—	248,125
Teri P. McClure	125,000	125,000	—	250,000
Randolph W. Melville	120,000	125,000	—	245,000
J. David Smith	145,000	125,000	—	270,000
W. Bradley Southern(3)	33,526	35,178	—	68,704

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(1)Represents the aggregate grant date fair value of the stock award, computed based on the number of awards granted and the fair value of the award on the date of grant. Assumptions used in the calculation of the grant date fair value of these award amounts are included in Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended April 30, 2024.
Pursuant to our director compensation program, on August 1, 2023, we granted restricted stock units valued at $125,000 to each independent director serving on our Board on that date. Each of the directors received 1,672 restricted stock units. On January 19, 2024, we granted restricted stock units valued at $35,178 to Mr. Southern upon his appointment to the Board. Mr. Southern received 426 restricted stock units. The number of restricted stock units granted to each director was based on the closing price of GMS common stock on the grant date. The restricted stock units vest and become exercisable one year from the grant date.

(2)None of our directors were granted option awards in fiscal 2024. As of April 30, 2024, Mr. Gilliam had 30,474 options outstanding to purchase shares of Company common stock at an exercise price of $14.77 per share. Such options were issued at the time Mr. Gilliam joined the Company’s Board. As of April 30, 2024, all outstanding options were vested.

(3)W. Bradley Southern was appointed to the Board effective January 19, 2024. His compensation was prorated for the time period he served during fiscal 2024.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee is directly responsible for the appointment, compensation, retention, evaluation, and oversight of the Company’s independent registered public accounting firm. As part of this responsibility, the Audit Committee routinely reviews the performance and retention of our independent registered public accounting firm.
The Audit Committee has appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2025. We have engaged Ernst & Young LLP as our independent registered public accounting firm since August 2017. A representative of Ernst & Young LLP will be present at the Annual Meeting to answer questions of stockholders and will have the opportunity, if desired, to make a statement.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE YEAR ENDING APRIL 30, 2025.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES AND SERVICES

The following table presents the fees billed by Ernst & Young LLP, our independent auditors for the fiscal years ended April 30, 2024 and 2023:

Type of Fees	Fiscal Year Ended April 30, 2024	Fiscal Year Ended April 30, 2023
Audit Fees(1)	$3,407,319	$3,278,533
Audit-Related Fees(2)	308,190	85,000
Tax Fees(3)	—	—
All Other Fees(4)	4,621	—
Total	$3,720,130	$3,363,533
___________________________________
(1)Audit fees consist of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under audit fees. Audit-related fees for fiscal 2024 include due diligence services provided in connection with business combinations.

(3)Tax fees are fees for a variety of permissible services relating to tax compliance, tax planning and tax advisory services.

(4)All other fees relate to professional services not included in the categories above. All other fees for fiscal 2024 include an accounting research tool.

The Audit Committee’s outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis, and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT RELATED
SERVICES OF INDEPENDENT AUDITORS
The Audit Committee is responsible for the appointment, compensation, retention, oversight, and termination of the Company’s independent registered public accounting firm. The Audit Committee has adopted a policy requiring substantially all audit, audit-related and non-audit services provided by the independent auditor be pre-approved by the Audit Committee. Pre-approval is not necessary for certain minor non-audit services that (i) do not constitute more than 5% of the total amount paid by the Company to its independent registered public accounting firm during the fiscal year the non-audit services were provided; (ii) were not recognized by the Company to be non-audit services at the time of the engagement for such services; and (iii) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee may delegate authority to one or more independent members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services, provided any such pre-approvals are presented to the full Audit Committee at its next scheduled meeting.
The Audit Committee has adopted a policy that prohibits our independent auditors from providing the following services:
•    bookkeeping or other services related to the accounting records or financial statements of the Company;
•    financial information systems design and implementation;
•    appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports;
•    actuarial services;
•    internal audit outsourcing services;
•    management functions or human resources;
•    broker or dealer, investment adviser or investment banking services;
•    legal services and expert services unrelated to the audit; and
•    any other service the Public Company Accounting Oversight Board prohibits through regulation.
The Audit Committee’s pre-approval policy is included in the Audit Committee Charter, which is available on our website at investor.gms.com/govdocs.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee is currently comprised of Mr. Mitchell B. Lewis, as Chair, Ms. Lisa M. Bachmann, Mr. John J. Gavin, Mr. Randolph W. Melville, and Mr. J. David Smith. The Audit Committee oversees GMS Inc.’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including maintaining an effective system of internal controls over financial reporting. The Audit Committee meets separately with management, the internal auditors and the independent registered public accounting firm. The Audit Committee operates under a written charter approved by the Board, a copy of which is available on our website at investor.gms.com/govdocs. The charter, among other things, provides that the Audit Committee has full authority to appoint, compensate, retain, oversee, and terminate when appropriate, the independent registered public accounting firm.
In addition to fulfilling its oversight responsibilities as set forth in its charter and further described above in the section of this Proxy Statement entitled “Board Organization—Committees of the Board—Audit Committee,” the Audit Committee has done the following things:
•reviewed and discussed the audited financial statements in GMS Inc.’s annual report on Form 10-K for the fiscal year ended April 30, 2024 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;
•reviewed with Ernst & Young LLP, GMS Inc.’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and acceptability of GMS Inc.’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;

•received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence;

•discussed with Ernst & Young LLP its independence from management and GMS Inc. and considered whether Ernst & Young LLP could also provide non-audit services without compromising the firm’s independence;

•discussed with Ernst & Young LLP the matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees (AS 1301); and

•discussed with the Company’s internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits, and then met with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of GMS Inc.’s internal controls and the overall quality of GMS Inc.’s financial reporting.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended April 30, 2024, for filing with the SEC.
This report has been furnished by the members of the Audit Committee of the Board:

Audit Committee

Mitchell B. Lewis, Chair Lisa M. Bachmann John J. Gavin Randolph W. Melville J. David Smith

MANAGEMENT

The following table sets forth the name and age of each current executive officer of the Company, indicating all positions and offices with us currently held by such executive officer:

Name	Age	Position
John C. Turner, Jr.	56	President, Chief Executive Officer and Director
Scott M. Deakin	58	Senior Vice President and Chief Financial Officer
Craig D. Apolinsky	57	Senior Vice President, General Counsel and Corporate Secretary
Leigh R. Dobbs	47	Senior Vice President, Chief Human Resources Officer
George T. Hendren	49	Senior Vice President, Chief Operating Officer
Set forth below are descriptions of the backgrounds of each current executive officer of the Company who is not a director. The background for John C. Turner, Jr., who is also a director, is provided in the section of this Proxy Statement entitled “Proposal 1—Election of Directors.”
Scott M. Deakin, our Senior Vice President and Chief Financial Officer, joined us in October 2019. Prior to joining us, Mr. Deakin served as the President of the Thermal Acoustical Solutions segment of Lydall, Inc., a publicly-traded global manufacturer of specialty engineered products from 2017 to 2019. Prior to that, he served as Executive Vice President and CFO of Lydall, Inc. where he oversaw its finance and accounting organization from 2015 to 2018. Mr. Deakin previously served as Executive Vice President, Chief Financial Officer of Ensign-Bickford Industries, Inc. from 2009 to 2015. Earlier in his career, he also held the role of Senior Vice President, Corporate Development at Barnes Group, Inc. from 2007 to 2009 and various operating and finance roles during his 12 years at Eaton Corporation. He began his career at Deloitte and PricewaterhouseCoopers, LLP. In 2024, Mr. Deakin was appointed to the board of directors for Central States, Inc., a maker of metal building components, roofing, structures and buildings. Mr. Deakin holds an MBA from Carnegie Mellon University and a Bachelor of Science in Business Administration from Bowling Green State University.
Craig D. Apolinsky, our Senior Vice President, General Counsel and Corporate Secretary, joined us in July 2015. Prior to joining us, Mr. Apolinsky was a corporate and mergers and acquisitions attorney with the law firm of Taylor English Duma LLP from December 2014 until July 2015. From September 2008 until May 2014, Mr. Apolinsky served as Executive Vice President, General Counsel and Corporate Secretary for Alere Health, LLC, a healthcare services company. He previously served as Senior Vice President, General Counsel and Corporate Secretary for Merge Healthcare Incorporated from April 2007 until August 2008. From 2005 until 2007, he worked for Gold Kist Inc. (“Gold Kist”), including as its Deputy General Counsel and Assistant Secretary. Prior to joining Gold Kist in 2007, Mr. Apolinsky was a partner at Alston & Bird LLP, where he practiced in the areas of corporate, securities and mergers and acquisitions for eleven years. Mr. Apolinsky received his law degree from the University of Texas at Austin School of Law and his undergraduate degree from the University of Virginia.

Leigh R. Dobbs, our Senior Vice President, Chief Human Resources Officer, joined us in September 2022. Prior to joining GMS, Ms. Dobbs served as Executive Vice President and Chief Human Resources Officer for Zenith American Solutions, Inc. From 2013 to 2020, Ms. Dobbs worked in progressive leadership positions within Human Resources for Randstad North America, and from 2009 to 2013, she served as Director, Compensation and Benefits for building products distributor, BlueLinx Corporation. Ms. Dobbs earned a Bachelor of Science in Industrial Engineering from the Georgia Institute of Technology and an MBA from Emory University’s Goizueta Business School.

George T. Hendren, our Senior Vice President, Chief Operating Officer, joined us in June 2014 and was appointed as the Company's Chief Operating Officer effective August 1, 2022. Mr. Hendren served as President, GMS Canada from 2019 to August 2022. From 2014 to 2019, Mr. Hendren served as Vice President of Corporate Development for the Company. Prior to joining us, Mr. Hendren spent seventeen years in the financial services industry in various roles. From 2008 to 2014, Mr. Hendren was a Managing Director with Algon Group, where he worked as a financial consultant to the building materials and homebuilding industries. Previously, Mr. Hendren worked for Wachovia Securities and its predecessors as an investment banker, most recently as a Director, focused on building materials manufacturers and distributors. Mr. Hendren received a Bachelor of Science of Business Administration with distinction from the University of North Carolina.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Each year the Board provides the Company’s stockholders with the opportunity to cast an advisory vote on our executive compensation program, in accordance with Section 14A of the Exchange Act. This proposal is commonly known as a “say-on-pay” proposal.
The section of this Proxy Statement entitled “Compensation Discussion and Analysis” describes the Company’s executive compensation program that is designed to provide opportunities for our named executive officers to earn incentive compensation based on the achievement of company performance goals balanced with compensation elements intended to retain our management talent over the long-term. We believe we utilize an appropriate mix of fixed and variable compensation elements, including salary, short-term cash bonus opportunities and long-term incentives in the form of equity-based compensation, to retain and motivate our named executive officers. We encourage you to review the section of this Proxy Statement entitled “Compensation Discussion and Analysis” for additional details.
Under our Bylaws, the below resolution will be approved if the votes cast “FOR” its approval exceed the votes cast “AGAINST” its approval. Abstentions and non-votes by brokers, banks and other nominee holders of record will not be counted as votes for or against the below resolution.
The Board recommends that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers as follows:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby approved.
As an advisory vote, this proposal is not binding on the Company. However, the Human Capital Management and Compensation Committee and the Board value the opinions expressed by the Company’s stockholders on this issue and will consider the outcome of this vote when making future compensation decisions for the named executive officers.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 3 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The discussion that follows describes the executive compensation program for our named executive officers (“NEOs”). This Compensation Discussion and Analysis (“CD&A”) is intended to be read in conjunction with the tables immediately following this section, which provide further historical compensation information.
The following executive officers constituted our NEOs for fiscal year 2024:

Name	Title
John C. Turner, Jr.	President and Chief Executive Officer
Scott M. Deakin	Senior Vice President and Chief Financial Officer
Craig D. Apolinsky	Senior Vice President, General Counsel and Corporate Secretary
Leigh R. Dobbs	Senior Vice President, Chief Human Resources Officer
George T. Hendren	Senior Vice President, Chief Operating Officer

I.    Overview

Our compensation program is designed to reward executives for achievement of the Company’s short- and long-term performance goals. Our Company’s performance is highly dependent on the talents, skills and engagement of our people. As such, our executive compensation program is designed to: (1) attract highly qualified individuals; (2) retain those individuals in a competitive marketplace for executive talent; and (3) motivate performance in a manner that supports achievement of our mission to increase stockholder value while ensuring these programs do not encourage excessive risk-taking.
We believe our executive compensation program as developed and implemented, and as presented in this CD&A, achieves these objectives and is appropriate for a company in our industry and at our stage of growth.
2024 Performance

In fiscal 2024, GMS continued to execute its growth strategy. During fiscal 2024, we generated net sales of $5.5 billion, primarily due to contributions from recent acquisitions, strong levels of multi-family residential construction activity, continuing commercial construction demand and resilient pricing in wallboard, ceilings and complementary products. These factors helped to offset a challenging pricing environment in steel framing and declines in single-family construction demand. We believe this growth has positioned the Company well to continue delivering strong results to our stockholders in future years.
Highlights of our fiscal 2024 performance include the following:
•    Generated net sales of $5,501.9 million, a 3.2% increase from the prior fiscal year. Organic net sales increased 0.3% from the prior fiscal year.
•    Generated net income of $276.1 million, or $6.75 per diluted share, compared to $333.0 million, or $7.82 per diluted share, in the prior fiscal year. Net income as a percentage of sales was 5.0% and 6.2% during fiscal 2024 and 2023, respectively.
•    Generated Adjusted EBITDA(1) of $615.5 million, or 11.2% of net sales, compared to Adjusted EBITDA of $665.7 million, or 12.5% of net sales, in the prior fiscal year.
•    Generated cash provided by operating activities of $433.2 million.
•    Completed three acquisitions, including Home Lumber and Building Supplies, a leading supplier of lumber, engineered wood, doors, framing packages and siding as well as other key complementary building materials in the Vancouver Island market in Canada; AMW Construction Supply, LLC, a tools and fasteners and other complementary products distributor servicing the Phoenix, Arizona metro area; and Kamco Supply Corporation and affiliates, a leading regional supplier of ceilings, wallboard, steel, lumber, and other related construction products operating five distribution facilities in the greater New York City area.
•    Opened five new branch locations and three new Ames tool sales, rental and service centers.
___________________________________
(1)    Adjusted EBITDA is a non-GAAP measure management uses to evaluate the performance of the Company. Adjusted EBITDA, as we define it, is an amount equal to net income (loss) plus interest expense and related items, income taxes, stock compensation, depreciation and amortization, further adjusted to exclude other non-cash items and certain other adjustments. See Appendix A for a reconciliation of Adjusted EBITDA to the most comparable measure reported in accordance with GAAP.
Pay Program Overview

We believe the design and structure of our pay program, and in particular our incentive plans, support our business strategy and organizational objectives while successfully aligning executive focus and interest with our stockholders. Our compensation programs are designed to attract, motivate, and retain qualified and talented executives and to incent our executives to achieve our business goals and reward them for superior short- and long-term performance. All pay elements, and the safeguards and governance features of the program, have been carefully chosen and implemented to align with our pay philosophy and objectives.
In doing so, we have developed the following compensation framework to achieve these objectives:

Base Salary	Fixed cash component of pay based on individual scope of experience and responsibilities, performance against goals, and peer and industry practices.

Annual Incentives	Variable cash component of pay intended to motivate and reward our executives for the achievement of select strategic goals of the Company.
In fiscal year 2024, our annual incentives continued to be based on two corporate performance metrics: (1) Adjusted EBITDA (weighted 80%) and (2) Working Capital Turns (weighted 20%).

Long-Term Equity Incentives
Variable stock-based component of pay designed to motivate executives to deliver long-term stockholder value, while also providing a retention vehicle for our executive talent.
In fiscal year 2024, equity awards were granted to our NEOs subject to three-year ratable vesting as follows:

• Stock Options (50%)
• Restricted Stock Units (“RSUs”) (50%)

2024 Target Pay Mix
Consistent with our philosophy of aligning executive pay with the short- and long-term performance of the Company, and to align the interests of management with those of our stockholders, the Company’s compensation programs are designed to provide a significant portion of executive compensation in the form of variable, at-risk, incentive pay as shown in the graphics below:

Compensation Governance Highlights
The Human Capital Management and Compensation Committee (“HCMC Committee”) regularly reviews best practices in executive compensation and uses the guidelines below to design our compensation programs.

What We Do	✓	Pay-for-performance philosophy and culture
	✓	Provide an appropriate mix of performance-based compensation and time-vesting awards to executives
	✓	Responsible use of shares under our long-term incentive program
	✓	Stock ownership requirements for all executives and non-executive directors
	✓	Engage an independent compensation consultant
	✓	Perform an annual risk assessment of our compensation program
What We Don't Do	X	No repricing of stock option awards without shareholder approval
	X	No resetting of financial targets for performance-based incentive awards
	X	No excessive prerequisites
	X	No single trigger vesting of equity following a change-in-control

Consideration of Last Year’s Say-on-Pay Vote

At the 2023 Annual Meeting of Stockholders, our say-on-pay proposal received strong support, garnering support from 98% of shares cast. The Company is pleased with these results and believes that stockholders have a positive view of our executive compensation philosophy, policies and programs. The HCMC Committee took these results into account by continuing to emphasize our pay-for-performance philosophy which utilizes performance measures that provide incentives to deliver value to our stockholders.
II.    Executive Compensation Philosophy and Objectives
The objectives of the executive compensation program included the following:
•    balancing an entrepreneurial focus with the need to set and achieve pre-determined goals;
•    aligning with best practices and standards as determined by peer practices and institutional stockholders;
•    basing annual reward opportunities on performance measures linked to stockholders’ value creation;
•    providing substantial, but capped, upside on cash incentives that is linked to superior performance; and
•    requiring a threshold level of performance in order for any cash award to be earned.
III.    Pay Components

Base Salary
We believe that the provision of base salary plays an important role in attracting and retaining top executive talent by providing executives with a predictable level of income. Base salaries represent a fixed portion of our NEOs’ compensation and vary by job responsibility. The HCMC Committee reviews our NEOs’ base salaries annually, however, the HCMC Committee may make periodic base salary adjustments in connection with an NEO’s promotion, change in job responsibility, or when otherwise necessary for equitable reasons.
In connection with its review and determination of base salaries, the HCMC Committee will consider market data, the level of the executive’s compensation (individually and relative to the other executives), the level of the executive’s performance and, for the base salaries for executives other than the Chief Executive Officer, the recommendations of the Chief Executive Officer.

The following table sets forth our NEOs’ base salaries for fiscal 2024:

Executive	Fiscal 2023 Base Salary	Fiscal 2024 Base Salary	% Change
John C. Turner, Jr.	$834,300	$865,000	3.7%
Scott M. Deakin	535,600	554,346	3.5%
Craig D. Apolinsky	434,479	449,686	3.5%
Leigh R. Dobbs	350,000	367,500	5.0%
George T. Hendren	500,000	517,500	3.5%

Annual Incentives
The Company maintains the Annual Incentive Plan (the “AIP”) in order to drive the Company’s annual performance by linking variable compensation payments to achievement of Company performance. Cash incentives under the AIP are designed to support our strategic business, promote the maximization of Company profitability and encourage teamwork. In fiscal 2024, each of our NEOs was eligible to earn an annual cash incentive under the AIP, subject to the conditions described below.
Under the AIP, the HCMC Committee takes into consideration the Company’s performance as measured against pre-established business and/or financial goals at different levels of the Company’s operating structure. The table below outlines the structure of our fiscal 2024 annual cash incentives:

Metric	Weighting	Rationale
Adjusted EBITDA	80%	•	Adjusted EBITDA serves as a key measure of our profitability
Working Capital Turns	20%	•	Working Capital Turns measures our operating efficiency and inventory management
Both are key performance metrics assessed by shareholders that drive the creation of shareholder value and are used by management to assess the Company’s performance.

For fiscal 2024, the HCMC Committee approved each NEO’s target cash incentive opportunity (expressed as a percentage of base salary), as set forth in the table below. Based on company performance against the pre-established performance goals, NEOs may earn between 0% and 200% of their target cash incentive opportunities. If threshold performance goals are not achieved, NEOs would not be entitled to any payout under the AIP. The annual incentives under the AIP are subject to adjustment by the HCMC Committee, at its discretion, based on the executive’s individual performance and contribution to the Company during the year.
The following table sets forth the annual cash incentive target, expressed as a percentage of base salary, for our NEOs for fiscal 2024 (which were the same as fiscal 2023):

Executive	Target
John C. Turner, Jr.	100%
Scott M. Deakin	60%
Craig D. Apolinsky	60%
Leigh R. Dobbs	60%
George T. Hendren	60%

The following table summarizes fiscal year 2024 AIP performance targets, actual performance and incentive payout expressed as a percentage of target:

					Actual Performance
Measures	Weighting	Threshold (25%)	Target (100%)	Maximum (200%)	Results	% Payout
Adjusted EBITDA(1)(2) (in millions)	80%	$472.7	$590.9	$709.1	$609.1	115.4%
Working Capital Turns(3) (as a % of annual net sales)	20%	21.30%	19.30%	17.80%	19.25%	103.3%
Total Weighted Payout						113.0%
___________________________________
(1)Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the Company. Adjusted EBITDA, as we define it, is an amount equal to net income (loss) plus interest expense and related items, income taxes, stock compensation, depreciation and amortization, further adjusted to exclude other non-

cash items and certain other adjustments. Adjusted EBITDA is not determined in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP.

(2)Actual performance was adjusted to remove Adjusted EBITDA of current-year acquisitions that were not included in performance targets established at the beginning of the fiscal year.

(3)Working Capital Turns equals the four quarter trailing average of trade accounts and notes receivable plus inventories less accounts payable, divided by annual net sales.

Based on the Company’s actual performance in fiscal 2024 and interpolation applied for performance above threshold levels, Adjusted EBITDA was paid out at 115.4% of target and Working Capital Turns was paid out at 103.3% of target, for a total weighted annual cash incentive performance payout of 113.0% of target. The HCMC Committee did not exercise its discretion to adjust annual cash incentive amounts based on the executive’s individual performance and contribution to the Company during the year. The following table sets forth the annual cash incentives earned in fiscal 2024 under AIP for our NEOs:

Executive	2024 Earned Bonus
John C. Turner, Jr.	$977,606
Scott M. Deakin	375,907
Craig D. Apolinsky	304,936
Leigh R. Dobbs	249,205
George T. Hendren	350,921

Long-Term Incentive Plan
The Company maintains a long-term incentive plan under which we may make grants of equity awards. The main objectives of the long-term incentive plan are to (1) directly link the executives to increasing stockholder value, (2) incentivize our executives to work towards the achievement of our long-term performance goals, (3) provide the Company a competitive means through which we may better attract talented individuals to become executives, and (4) retain executives by providing these individuals with stock ownership opportunities vesting over multiple years. For the foregoing reasons, we believe providing our NEOs long-term equity compensation further advances and aligns the interests of our NEOs with those of our stockholders.

As described below in the Compensation Determination Process section, each year the HCMC Committee reviews the results of a benchmarking study to determine the appropriate mix of equity awards and total grant date value of equity awards that will be granted to each NEO. In determining the number of shares subject to each type of equity award, we use the grant date closing stock price for full value awards and the grant date Black-Scholes value for stock options.

In fiscal 2024, we granted a mix of the following equity awards:

Equity Award	Weighting	Vesting Schedule	Rationale
RSUs	50% of grant value	Time-based over three years, with equal installments vesting on each annual anniversary subject to continued employment (with certain exceptions)	•	Long-term incentives granted in equity to align NEOs with shareholder outcomes
Stock Options	50% of grant value		•	Stock options motivate executives to build long-term shareholder value by only providing value if share price increases
			•	RSUs encourage executive retention with the value varying based on shareholder outcomes

    In July 2023, the HCMC Committee approved our annual equity award grants to our NEOs under the Company’s Equity Incentive Plan. These annual equity grants were made on August 1, 2023. The following table presents the fiscal 2024 annual equity grants:

Executive	Number of RSUs	Grant Date Value of RSUs(1)	Number of Stock Options	Grant Date Value of Stock Options(1)
John C. Turner, Jr.	22,059	$1,650,000	49,491	$1,650,000
Scott M. Deakin	5,014	375,000	11,248	375,000
Craig D. Apolinsky	3,677	275,000	8,249	275,000
Leigh R. Dobbs	1,521	113,750	3,412	113,750
George T. Hendren	4,011	300,000	8,999	300,000
___________________________________
(1)Grant date values vary slightly from the values in the Summary Compensation Table due to the issuance of whole shares.

IV.    Compensation Determination Process

Role of Human Capital Management and Compensation Committee
Our HCMC Committee is responsible for overseeing our executive compensation philosophy and our executive compensation program, determining and approving the compensation for our executive officers, negotiating executive employment contracts, and helping to establish appropriate compensation for directors and other key employees. Our HCMC Committee regularly reports to our Board on its deliberations but is ultimately responsible for executive compensation decisions.
Our HCMC Committee reviews, on at least an annual basis, our executive compensation program, including our incentive compensation plans, to determine whether they are appropriate, properly coordinated, and achieve their intended purposes. It also reviews the compensation of our executive officers and makes decisions about the various components that comprise their compensation packages.
The appropriate mix and amount of compensation for each executive officer varies based on the level of the executive’s responsibilities. The HCMC Committee does not maintain any formal policy or formula for allocating the appropriate mix of compensation, as it believes it is more important to remain flexible to respond to shifts in the marketplace in which the Company must compete to recruit and retain executive talent. Therefore, the HCMC Committee retains the authority to review our executive officers’ compensation periodically and to use its discretion to adjust the mix of compensation and the amount of any element of compensation as it deems appropriate.
Role of Management
The Company’s Chief Executive Officer, in consultation with our Chief Human Resources Officer and other Company representatives, provides input and recommendations to the HCMC Committee on the design of our executive compensation program and compensation decisions for executive officers other than himself. The Chief Executive Officer makes recommendations based on his assessment of the Company and each executive’s performance, as well as market data provided by the Committee’s executive compensation consultant. The HCMC Committee reviews and considers the Chief Executive Officer’s recommendations when considering any compensation changes affecting our executive officers, but it retains approval authority. The HCMC Committee meets regularly in executive session without management present.

Role of Compensation Consultant
For fiscal year 2024, the HCMC Committee retained the services of Meridian as independent executive compensation consultant, to advise the HCMC Committee on compensation matters related to the Company’s executive officers and non-employee directors. During fiscal year 2024, Meridian assisted the HCMC Committee with, among other things:
•assessing market data on executive and director compensation pay levels and program structures;
•reviewing and making changes to the compensation peer group;

•developing and refining our executive and director compensation programs;

•staying apprised of market trends and regulatory developments related to executive and director compensation; and

•reviewing our fiscal year 2024 Proxy Statement disclosures, including the CD&A section.

Use of Peer Group Data
To assess the appropriateness of our executive compensation program and compensation levels, our HCMC Committee, with the assistance of Meridian, examines the competitive compensation data for senior executives of our peer companies. The HCMC Committee uses the peer group to reference recent market data and understand the marketplace but does not establish compensation based on a specific percentile of the market data. The HCMC Committee also recognizes the importance of flexibility and considers other factors as well when setting executive compensation, such as individual performance, experience, history and scope of responsibility, current market conditions and the specific needs of the business at critical points in time.

During fiscal year 2024, Meridian presented a compensation benchmarking study to the HCMC Committee at its request, which included market data derived from public filings of the peer group companies listed below as well as broader market survey data relevant for our industry and size. The HCMC Committee used the benchmarking study as a comparative tool in its evaluation of the Company’s executive compensation program in relation to companies believed to represent the appropriate comparable labor market for executive talent and to provide context for executive compensation.

The peer group was evaluated by Meridian using criteria including the following:
•Industry and Business Mix: companies with comparable lines of business (generally distribution and building products)
•Size and Scope: companies with revenues generally within 1/3rd to 2x GMS with comparable margins and market capitalization

•Company Type: publicly-traded companies operating primarily in the U.S.

Based on Meridian's evaluation, the HCMC Committee approved the following peer group of 18 companies for fiscal 2024:

A.O. Smith Corporation	Boise Cascade Company	MSC Industrial Direct Co. Inc.
Applied Industrial Technologies, Inc.	Core & Main, Inc.	Pool Corporation
Armstrong World Industries, Inc.	Fastenal Company	Simpson Manufacturing Co., Inc.
Atkore International Group Inc.	JELD-WEN Holding, Inc.	SiteOne Landscape Supply, Inc.
Beacon Roofing Supply, Inc.	Lennox International Inc.	TopBuild Corp.
BlueLinx Holdings, Inc.	Masonite International Corporation	Watsco, Inc.

Risk Analysis of Compensation Program
The HCMC Committee reviewed our compensation program to determine if the program encourages excessive or unnecessary risk taking that is reasonably likely to have a material adverse effect on the Company. The Human Capital Management and Compensation Committee believes that the Company’s compensation program offers an appropriate mix of fixed compensation and short- and long-term variable compensation so as to mitigate unnecessary or excessive risk-taking. As a result, the HCMC Committee believes our compensation program does not encourage unreasonable risk taking that is reasonably likely to have a material adverse effect on the Company.

V.    Additional Compensation Practices and Policies
Stock Ownership Guidelines
The Company has stock ownership guidelines for our senior leaders and independent members of the Board to further align the interests of our senior leaders and independent members of the Board with our stockholders. Pursuant to these guidelines, each senior leader or independent member of the Board is required to own specified levels of our common stock. Individuals are required to hold 50% of net shares they receive from vesting of restricted share units or the exercise of stock options until they have met the required ownership level. All NEOs and Board members have met or are on track to meet share ownership guidelines.

Position	Requirement
Chief Executive Officer	5x base salary
Other Named Executive Officers	1.5x base salary
Non-executive directors	5x annual cash retainer
Incentive Compensation Clawback Policy
We maintain a clawback policy that complies with the applicable listing standards of the NYSE and Rule 10D-1 under the Exchange Act. In the event of a restatement of the reported financial results of the Company due to material non-compliance with financial reporting requirements, the HCMC Committee will recover reasonably promptly the amount of all erroneously awarded compensation received by an executive officer during the covered period (within the meaning of such terms as provided in the NYSE listing standards).

Retirement Benefits
The Company provides retirement benefits to the NEOs, including matching contributions, under the terms of its tax-qualified defined contribution plan (the “401(k) Plan”). The NEOs participate in the 401(k) Plan on the same terms as our other participating employees. We believe the retirement benefits provided under the 401(k) Plan are analogous to those provided by comparable companies. The Company does not maintain any defined benefit or supplemental retirement plans for any of its executive officers.
Severance and Change in Control Payments
We believe employment agreements assist us in attracting and retaining executive talent and that change in control provisions are appropriate to help ensure continuity of management during a potential change in control. We have employment agreements with each of our NEOs and each agreement contains termination and change in control provision.
The GMS Inc. Equity Incentive Plan provides that, in connection with a change in control, the HCMC Committee will determine whether outstanding awards will either: (a) be assumed or substituted for, with appropriate adjustments to the number, kind of shares, and exercise prices of the awards; or (b) terminate. Beginning with equity awards granted in August 2019, we implemented double-trigger change of control vesting provisions in our equity award agreements. Under this provision, if upon the occurrence of a change of control, the surviving entity assumes or otherwise equitably converts or substitutes the awards, then vesting will be accelerated only if a participant’s employment is terminated without “cause” or the participant resigns for “good reason” within two years after the change of control effective date. Vesting will also be accelerated if the awards are not assumed, equitably converted or substituted in a manner approved by the HCMC Committee or the Board. This change in control feature is included in the GMS Inc. 2020 Equity Incentive Plan approved by our shareholders at the 2020 Annual Meeting of Stockholders.

More information about the NEOs’ employment agreements is provided in the section “Employment Agreements” on page 43, and more information about their potential payments is provided in the section “—Payments upon Certain Events of Termination or Change in Control” beginning on page 43.

Employee Stock Purchase Plan
The Company provides NEOs the opportunity to purchase the Company’s common stock at a discount from the market price under the GMS Inc. Employee Stock Purchase Plan (the “ESPP”). The NEOs participate in the ESPP on the same terms as our other participating employees. We believe that the benefits provided under the ESPP are analogous to those provided by comparable companies. All of our NEOs participated in the ESPP during fiscal 2024.
Perquisites and Other Personal Benefits
The Company provides the NEOs with limited perquisites and other personal benefits that it believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. We believe that these benefits enable our executives to focus on our business and enhance their commitment to us. In fiscal 2024, our NEOs each received $800 per month in a car allowance and premium credit cards. Our NEOs may also receive an executive physical exam and a tax gross up for such physical exam. The HCMC Committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs to confirm such levels are reasonable and continue to serve their intended retentive purposes.

Human Capital Management and Compensation Committee Report
The HCMC Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on its review and discussion with management, the HCMC Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
J. David Smith, Chair
Peter C. Browning
Theron I. Gilliam
Teri P. McClure
W. Bradley Southern

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation paid to our NEOs for the fiscal years ended April 30, 2024, 2023 and 2022:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
John C. Turner, Jr.,	2024	$865,000	$—	$1,650,013	$1,650,030	$977,606	$23,294	$5,165,943
President and Chief	2023	834,300	—	1,549,962	1,549,993	1,125,232	18,145	5,077,632
Executive Officer(2)	2022	772,500	—	1,499,988	1,499,986	1,291,157	15,407	5,079,038

Scott M. Deakin,	2024	554,346	—	375,047	375,008	375,907	22,313	1,702,621
Senior Vice President	2023	535,600	—	499,988	499,989	433,423	19,149	1,988,149
and Chief Financial Officer(2)	2022	515,000	365,000	374,960	374,986	516,463	14,642	2,161,051
Craig D. Apolinsky,	2024	449,686	—	275,040	275,022	304,936	24,258	1,328,942
Senior Vice President,	2023	434,479	—	299,993	299,983	351,593	18,281	1,404,329
General Counsel and	2022	417,768	—	274,981	274,981	418,954	15,741	1,402,425
Corporate Secretary(2)
Leigh R. Dobbs,	2024	367,500	—	113,771	113,756	249,205	22,524	866,756
Senior Vice President,	2023	227,260	100,000	113,718	113,735	183,906	13,645	752,264
Chief Human Resources
Officer(3)
George T. Hendren,	2024	517,500	—	300,023	300,027	350,921	18,265	1,486,736
Senior Vice President,	2023	471,050	—	299,993	299,983	417,553	40,357	1,528,936
Chief Operating Officer(4)
___________________________________
(1)The amount set forth represents the aggregate grant date fair value of the option and stock awards granted in each respective year, computed based on the number of awards granted and the fair value of the award on the date of grant. Assumptions used in the calculation of these amounts are included in Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended April 30, 2024.

(2)The amount set forth under “All Other Compensation” for fiscal 2024 includes (i) a car allowance ($9,600) and (ii) certain other non-perquisite items, including executive physical exams (the value of each being less than $10,000). All other compensation also includes tax reimbursements provided in connection with executive physical exams of $762, $1,114 and $840 for Mr. Turner, Mr. Deakin and Mr. Apolinsky, respectively.

(3)Ms. Dobbs joined the Company on September 6, 2022. For fiscal 2023, Ms. Dobbs earned prorated amounts of salary and non-equity incentive plan compensation based on the portion of fiscal year 2023 that she was employed with the Company. The amount set forth under “All Other Compensation” for fiscal 2024 includes (i) a car allowance ($9,600), (ii) certain other non-perquisite items, including executive physical exams (the value of each being less than $10,000) and (iii) tax reimbursement provided in connection with executive physical exams of $1,309.

(4)Mr. Hendren was not a Named Executive Officer in fiscal 2022. The amount set forth under “All Other Compensation” for fiscal 2024 includes (i) a car allowance ($9,600) and (ii) certain other non-perquisite items (the value of each being less than $10,000).

FISCAL 2024 GRANTS OF PLAN-BASED AWARDS

The table below sets forth information regarding all grants of awards made to the NEOs during the fiscal year ended April 30, 2024. Options and RSUs reflected in this table were granted under the GMS Inc. 2020 Equity Incentive Plan. For further information regarding the terms of certain of these grants, see “Compensation Discussion and Analysis” above.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date(2)	Threshold ($)	Target ($)	Maximum ($)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($)(3)
John C. Turner, Jr.	—	$216,250	$865,000	$1,730,000	—	—	$—	$—
	8/1/2023	—	—	—	22,059	—	—	1,650,013
	8/1/2023	—	—	—	—	49,491	74.80	1,650,030
Scott M. Deakin	—	83,152	332,608	665,215	—	—	—	—
	8/1/2023	—	—	—	5,014	—	—	375,047
	8/1/2023	—	—	—	—	11,248	74.80	375,008
Craig D. Apolinsky	—	67,453	269,812	539,623	—	—	—	—
	8/1/2023	—	—	—	3,677	—	—	275,040
	8/1/2023	—	—	—	—	8,249	74.80	275,022
Leigh R. Dobbs	—	55,125	220,500	441,000	—	—	—	—
	8/1/2023	—	—	—	1,521	—	—	113,771
	8/1/2023	—	—	—	—	3,412	74.80	113,756
George T. Hendren	—	77,625	310,500	621,000	—	—	—	—
	8/1/2023	—	—	—	4,011	—	—	300,023
	8/1/2023	—	—	—	—	8,999	74.80	300,027
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(1)These columns, where applicable, show the range of possible payouts for fiscal 2024 performance under the AIP as described above under “—Annual Incentives.”
(2)In July 2023, the HCMC Committee approved our annual equity award grants to our NEOs under the Company’s Equity Incentive Plan. These annual equity grants were made on August 1, 2023.

(3)The grant date fair value for RSU awards and option awards was computed based on the number of awards granted and the fair value of the award on the date of grant. Assumptions used in the calculation of these award amounts are included in Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended April 30, 2024.

OUTSTANDING EQUITY AWARDS AT FISCAL 2024 YEAR END

The following table sets forth certain information with respect to outstanding options and RSUs held by each of our NEOs as of April 30, 2024:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units That Have Not Vested (#)	Market Value of Units That Have Not Vested ($)(1)
John C. Turner, Jr.	103,417	—	23.43	08/01/30	51,435(2)	$4,758,766
	49,407	24,703(3)	49.13	08/01/31
	20,398	40,794(4)	53.82	08/01/32
	—	49,491(5)	74.80	08/01/33

Scott M. Deakin	7,429	—	30.10	10/21/29	13,751(6)	1,272,243
	26,978	—	23.43	08/01/30
	12,352	6,175(3)	49.13	08/01/31
	6,580	13,159(4)	53.82	08/01/32
	—	11,248(5)	74.80	08/01/33

Craig D. Apolinsky	3,512	—	37.49	12/01/27	9,258(7)	856,550
	25,693	—	25.60	08/01/28
	23,606	—	23.43	08/01/30
	9,058	4,528(3)	49.13	08/01/31
	3,948	7,895(4)	53.82	08/01/32
	—	8,249(5)	74.80	08/01/33

Leigh R. Dobbs	1,662	3,322(8)	45.67	09/06/32	3,181(9)	294,306
	—	3,412(5)	74.80	08/01/33

George T. Hendren	10,000	—	25.60	08/01/28	8,914(10)	824,723
	15,737	—	23.43	08/01/30
	5,764	2,882(3)	49.13	08/01/31
	3,948	7,895(4)	53.82	08/01/32
	—	8,999(5)	74.80	08/01/33
___________________________________
(1)Based on the closing price on the NYSE for our common stock on April 30, 2024, the last trading day of the fiscal year, of $92.52.
(2)These restricted stock units vest as follows: (i) 27,130 vested on August 1, 2024; (ii) 16,952 will vest on August 1, 2025; and (iii) 7,353 will vest on August 1, 2026.

(3)These stock options vested on August 1, 2024.

(4)One-half of these stock options vested on August 1, 2024, and one-half will vest on August 1, 2025.

(5)One-third of these stock options vested on August 1, 2024, and one-third will vest on each of August 1, 2025 and August 1, 2026.

(6)These restricted stock units vest as follows: (i) 7,313 vested on August 1, 2024; (ii) 4,767 will vest on August 1, 2025; and (iii) 1,671 will vest on August 1, 2026.

(7)These restricted stock units vest as follows: (i) 4,949 vested on August 1, 2024; (ii) 3,084 will vest on August 1, 2025; and (iii) 1,225 will vest on August 1, 2026.

(8)One-half of these awards will vest on each of September 6, 2024 and September 6, 2025.

(9)These restricted stock units vest as follows: (i) 507 vested on August 1, 2024; (ii) 830 will vest on each of September 6, 2024 and September 6, 2025; and (iii) 507 will vest on each of August 1, 2025 and August 1, 2026.

(10)These restricted stock units vest as follows: (i) 4,382 vested on August 1, 2024; (ii) 3,195 will vest on August 1, 2025; and (iii) 1,337 will vest on August 1, 2026.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2024

The following table sets forth information concerning the exercise of stock options and the vesting of restricted stock units for our NEOs during the fiscal year ended April 30, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John C. Turner, Jr.	47,480	$2,773,392	36,137	$2,703,048
Scott M. Deakin	—	—	9,909	741,193
Craig D. Apolinsky	53,898	3,104,272	7,458	557,858
Leigh R. Dobbs	—	—	830	54,431
George T. Hendren	20,376	1,155,560	5,534	413,943
___________________________________
(1)The value realized on vesting for stock awards represents the number of shares acquired on vesting multiplied by the closing price of our common stock on the vesting date.
EMPLOYMENT AGREEMENTS

The Company is party to an employment agreement with each of Messrs. Turner, Apolinsky, Deakin and Hendren and Ms. Dobbs, each of which had an initial one-year term commencing on May 1, 2019, July 20, 2015, October 21, 2019, August 1, 2022 and September 6, 2023, respectively, in each case with automatic one-year renewals unless and until either the Company or the executive provides at least 90 days’ written notice to the other of intent not to renew the term of the agreement. The employment agreements provide that each executive is entitled to base salary, target annual bonus and eligibility for participation in the Company’s benefit plans, as well as a car allowance. The employment agreements also provide for severance upon certain terminations of employment, as described below under “— Payments upon Certain Events of Termination or Change in Control.”

PAYMENTS UPON CERTAIN EVENTS OF TERMINATION OR CHANGE IN CONTROL

Employment Agreements
Termination Payments. Pursuant to the terms of their respective Employment Agreements, as applicable, our NEOs are entitled to receive certain payments in connection with certain termination events. In the event of a qualifying termination of employment other than in connection with a change in control, Mr. Turner shall be entitled to (i) base salary continuation for 18 months; (ii) the payment of an amount equal to one times Mr. Turner’s target bonus opportunity; (iii) a pro-rata annual actual bonus for the year in which termination occurs; and (iv) medical benefits continuation for 18 months. In the case of a qualifying termination of employment of our other NEOs other than in connection with a change in control, the NEO shall be entitled to (i) base salary continuation for 12 months; (ii) a pro-rata annual bonus for the year in which termination occurs; and (iii) medical benefits continuation for 12 months. A “qualifying termination of employment” includes termination by the Company other than for cause, death or disability (each as defined in the respective Employment Agreement) or by the NEO for good reason (as defined in the respective Employment Agreement).

In the event an NEO’s employment is terminated by the Company for cause or on account of the NEO’s death, disability or voluntary termination without good reason, the Company is obligated to pay the NEO any accrued benefits through the date of termination, which includes payment for accrued but unused vacation. The amounts in the “Accrued Benefits” column in the table below represent four weeks’ vacation pay assuming no vacation has been taken for the relevant time period.

The following table describes the estimated value of payments that would have been due to our current NEOs in the event of a qualifying termination of employment other than in connection with a change in control, on April 30, 2024.

Name	Accrued Benefits ($)	Cash Severance ($)	Pro Rata Bonus ($)	Medical Coverage ($)	Total ($)
John C. Turner, Jr.	$72,083	$2,162,500	$977,606	$25,432	$3,237,621
Scott M. Deakin	46,196	554,346	375,907	27,738	1,004,187
Craig D. Apolinsky	37,474	449,686	304,936	27,738	819,834
Leigh R. Dobbs	30,625	367,500	249,205	27,738	675,068
George T. Hendren	43,125	527,500	350,921	27,738	949,284

Change-In-Control Payments. Pursuant to the terms of the respective Employment Agreement, as applicable, our NEOs are entitled to receive certain payments in connection with a qualifying termination of employment within twenty-four (24) months following a change in control. In the event Mr. Turner has a qualifying termination of employment within twenty-four (24) months following a change in control, Mr. Turner shall be entitled to (i) a lump sum payment equal to thirty months of his then-current base salary plus an amount equal to twenty-four (24) months of his then-current corporate target bonus opportunity and (ii) medical benefits continuation for 18 months. In the event any of our other NEOs besides Mr. Turner have a qualifying termination of employment within twenty-four (24) months following a change in control, the applicable NEO shall be entitled to (i) a lump sum severance payment equal to two (2) times the sum of their then-current base salary plus then-current target annual bonus, (ii) a pro-rata annual actual bonus for the year in which termination occurs, and (iii) medical benefits continuation for 18 months.

The following table describes the estimated value of payments that would have been due to our current NEOs in the event there was a qualifying termination of employment within twenty-four (24) months following a change in control on April 30, 2024.

Name	Accrued Benefits ($)	Base Salary ($)	Target Bonus ($)	Medical Coverage ($)	Total ($)
John C. Turner, Jr.	$72,083	$2,162,500	$1,730,000	$25,432	$3,990,015
Scott M. Deakin	46,196	1,108,692	665,215	41,608	1,861,711
Craig D. Apolinsky	37,474	899,372	539,623	41,608	1,518,077
Leigh R. Dobbs	30,625	735,000	441,000	41,608	1,248,233
George T. Hendren	43,125	1,035,000	621,000	41,608	1,740,733

Equity Awards. Equity awards granted under the GMS Inc. 2020 Equity Incentive Plan provide that (i) upon the occurrence of a change of control of the Company in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the HCMC Committee or the Board, all outstanding options will become fully vested and exercisable and all RSUs will become fully vested; and (ii) upon the occurrence of a change of control of the Company in which awards are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, if within two years after the effective date of the change of control, a participant’s employment is terminated without “cause” or the participant resigns for “good reason,” then all outstanding options will become fully vested and exercisable and all RSUs will become fully vested.

The following table describes the estimated value of payments for unvested stock options and RSUs that would have become vested upon a change in control, assuming such change in control occurred on April 30, 2024. The number of stock options and stock awards vesting assumes the executive had a qualifying termination, or options and RSUs were not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control and, therefore, became fully vested in connection with the change in control.

Name	Number of Stock Options (#)(1)	Value of Stock Options ($)(2)	Number of Stock Awards (#)(3)	Value of Stock Awards ($)(4)	Total ($)
John C. Turner, Jr.	69,497	$3,527,571	51,535	$4,758,766	$8,286,337
Scott M. Deakin	30,582	976,501	13,751	1,272,243	2,248,744
Craig D. Apolinsky	20,672	648,179	9,258	856,550	1,504,729
Leigh R. Dobbs	6,734	216,096	3,181	294,306	510,402
George T. Hendren	19,776	590,049	8,914	824,723	1,414,772
___________________________________

(1)Represents unvested options as of April 30, 2024 granted under the GMS Inc. 2020 Equity Incentive Plan.

(2)Calculations with regard to stock options are based upon the closing price of our Common Stock on April 30, 2024, or $92.52, less the exercise price.

(3)Represents unvested RSUs as of April 30, 2024 granted under the GMS Inc. 2020 Equity Incentive Plan.

(4)The amount of benefit for RSUs represents the number of outstanding RSUs multiplied by the closing price of our Common Stock on April 30, 2024, or $92.52.

CEO PAY RATIO

For fiscal 2024, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees of our company other than our CEO was approximately 74 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below. Given the different methodologies various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.
We determined our median employee as of April 30, 2024. We identified our median employee by using a consistently applied compensation definition and chose total gross wages for all employees, excluding the CEO. We selected the median employee from our employee population (full-time, part-time, temporary and seasonal) of 7,624 individuals employed as of April 30, 2024.

Compensation Measure Used to Identify Median Employee	Total gross wages as derived from the Company’s payroll records
Median Employee Fiscal 2024 Annual Compensation	$69,855, calculated in the same manner as we calculated total compensation of the CEO in the Summary Compensation Table
CEO Fiscal 2024 Annual Compensation	$5,165,943, as reported in the Summary Compensation Table
Pay Ratio	74:1

PAY VERSUS PERFORMANCE

Pay Versus Performance Table

The following table sets forth information regarding the Company’s financial performance and the "compensation actually paid" to our principal executive officer ("PEO") and our non-PEO NEOs, as calculated in accordance with SEC disclosure rules:

					Value of Initial Fixed $100 Investment Based On:
Year(1)	Summary Compensation Table Total Compensation for PEO(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Company Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)	Net Income (in thousands)(5)	Adjusted EBITDA (in thousands)(6)
2024	$5,165,943	$10,690,670	$1,346,264	$2,276,788	$211.67	$119.22	$276,079	$615,454
2023	5,077,632	6,721,104	1,418,419	1,664,253	315.89	155.76	332,991	665,696
2022	5,079,038	6,202,174	1,781,738	2,050,302	272.13	121.96	273,442	566,921
2021	4,134,614	10,187,373	1,439,689	2,720,299	140.28	141.14	105,560	319,371
___________________________________
(1)Mr. Turner was the PEO for all years presented. Mr. Deakin and Mr. Apolinsky were the non-PEO NEOs for fiscal year 2022 and 2021. Mr. Deakin, Mr. Apolinsky, Ms. Dobbs and Mr. Hendren were the non-PEO NEOs for fiscal years 2024 and 2023.

(2)Amounts reported in these columns represent the total compensation reported in the Summary Compensation Table for the applicable fiscal year in the case of our PEO and the average of the total compensation reported in the Summary Compensation Table for the applicable fiscal year for our non-PEO NEOs.

(3)Amounts shown for compensation actually paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by our PEO or other non-PEO NEOs during the applicable fiscal year. These amounts reflect total compensation as set forth in the Summary Compensation Table with equity award value adjustments for the applicable year. A reconciliation of the adjustments for our PEO and for the average of our non-PEO NEOs is set forth following the footnotes to this table.

(4)Amounts reported in these columns represent the cumulative total shareholder return of GMS Inc. common stock and the cumulative total return of our peer group, the S&P 500 Select Sector SPDR (XLI), for purposes of this table, the same index used for our performance graph disclosed in our Annual Report on Form 10-K for the fiscal year ended April 30, 2024. The total shareholder return for each investment assumes that $100 was invested in GMS Inc. common stock and the respective index at the beginning of the three-year period, including reinvestment of any dividends. Historical stock performance is not necessarily indicative of future stock performance.

(5)Amounts represent consolidated net income as reported in our Annual Report on Form 10-K for the applicable fiscal year.

(6)In accordance with SEC rules, the Company is required to include in the Pay versus Performance table the “most important” financial performance measure (as determined by the Company) used to link compensation actually paid to our named executive officers to Company performance for the most recently completed fiscal year. We determined Adjusted EBITDA meets this requirement and therefore, we have included this performance measure in the Pay versus Performance table. Adjusted EBITDA for acquisitions is not included for AIP purposes for the NEOs. Adjusted EBITDA, as we define it, is an amount equal to net income (loss) plus interest expense and related items, income taxes, stock compensation, depreciation and amortization, further adjusted to exclude other non-cash items and certain other adjustments. See Appendix A for a reconciliation of Adjusted EBITDA to the most comparable measure reported in accordance with GAAP.

The following table presents a reconciliation of the amounts reported in the Summary Compensation Table to the compensation actually paid to our PEO:

	PEO
Reconciliation	2024	2023	2022	2021
Summary Compensation Table Total	$5,165,943	$5,077,632	$5,079,038	$4,134,614
Less: Grant date fair value of stock awards granted in fiscal year(a)	(1,650,013)	(1,549,962)	(1,499,988)	(1,149,991)
Less: Grant date fair value of option awards granted in fiscal year(a)	(1,650,030)	(1,549,993)	(1,499,986)	(1,149,997)
Plus: Year-end fair value of outstanding and unvested stock awards granted in fiscal year(b)	2,040,899	1,672,070	1,463,961	2,145,374
Plus: Change in fair value of prior year stock awards that are unvested and outstanding(b)	1,012,297	371,179	245,895	1,280,330
Plus: Change in fair value of prior year stock awards that vested in the fiscal year(b)	604,933	222,784	150,546	50,306
Plus: Year-end fair value of outstanding and unvested option awards granted in fiscal year(b)	2,233,462	1,583,862	1,539,204	2,687,414
Plus: Change in fair value of prior year options that are unvested and outstanding(b)	1,814,374	548,300	519,665	2,017,873
Plus: Change in fair value of prior year options that vested in the fiscal year(b)	1,118,805	345,232	203,839	171,450
Compensation Actually Paid	$10,690,670	$6,721,104	$6,202,174	$10,187,373
___________________________________
(a)The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)Fair values of unvested and outstanding equity awards were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. Fair values as of each measurement date were determined using valuation assumptions and methodologies that are generally consistent with those used to estimate fair value at grant under U.S. GAAP. Fair value of stock awards was determined using the closing stock price of our common stock on the applicable measurement dates. Fair value of stock options was determined using the Black-Scholes methodology on the applicable measurement dates.

The following table presents a reconciliation of the amounts reported in the Summary Compensation Table to the compensation actually paid to our non-PEO NEOs:

	Average Non-PEO NEOs
Reconciliation	2024	2023	2022	2021
Summary Compensation Table Total	$1,346,264	$1,418,419	$1,781,738	$1,439,689
Less: Grant date fair value of stock awards granted in fiscal year(a)	(265,970)	(303,423)	(324,971)	(281,242)
Less: Grant date fair value of option awards granted in fiscal year(a)	(265,953)	(303,423)	(324,984)	(281,247)
Plus: Year-end fair value of outstanding and unvested stock awards granted in fiscal year(b)	328,978	332,800	317,165	524,673
Plus: Change in fair value of prior year stock awards that are unvested and outstanding(b)	179,890	54,806	49,763	230,414
Plus: Change in fair value of prior year stock awards that vested in the fiscal year(b)	97,401	30,000	46,481	32,595
Plus: Year-end fair value of outstanding and unvested option awards granted in fiscal year(b)	359,991	317,508	333,481	657,243
Plus: Change in fair value of prior year options that are unvested and outstanding(b)	318,108	82,058	103,907	354,442
Plus: Change in fair value of prior year options that vested in the fiscal year(b)	178,079	35,508	67,722	43,732
Compensation Actually Paid	$2,276,788	$1,664,253	$2,050,302	$2,720,299
___________________________________
(a)The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)Fair values of unvested and outstanding equity awards were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. Fair values as of each measurement date were determined using valuation assumptions and methodologies that are generally consistent with those used to estimate fair value at grant under U.S. GAAP. Fair value of stock awards was determined using the closing stock price of our common stock on the applicable measurement dates. Fair value of stock options was determined using the Black-Scholes methodology on the applicable measurement dates.

Description of Certain Relationships

We believe the “compensation actually paid” in each of the years reported above and over the three-year cumulative period are reflective of the Human Capital Management and Compensation Committee’s emphasis on “pay for performance” as the “compensation actually paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our AIP and long-term incentive plan. The following graphs show the relationship between the compensation actually paid to our PEO and non-PEO NEOs and (i) our total shareholder return and (ii) our net income and Adjusted EBITDA for the past three fiscal years. In addition, the first graph below compares our cumulative total shareholder return and our peer group’s cumulative total shareholder return.

Compensation Actually Paid Versus Total Shareholder Return
$12,000,000
$8,000,000
$4,000,000
$—
Compensation Actually Paid
$400
$300
$200
$100
$—
Total Shareholder Return
FY 2022
FY 2023
FY 2024
PEO Compensation Actually Paid
Non-PEO NEO Compensation Actually Paid
Company TSR
Peer Group TSR

Compensation Actually Paid Versus Net Income and Adjusted EBITDA
$12,000,000
$8,000,000
$4,000,000
$—
$900,000
$600,000
$300,000
$—
FY 2022
FY 2023
FY 2024
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Net Income
Adjusted EBITDA

Most Important Financial Performance Measures

The following table presents the financial performance measures we believe are the most important financial performance measures used to link the compensation actually paid to our PEO and non-PEO NEOs to Company performance for fiscal 2024. Please see the “Executive Compensation — Compensation Discussion and Analysis” for a further discussion of the metrics used in the Company’s executive compensation program.

Most Important Performance Measures
Adjusted EBITDA
Working Capital Turns
Total Shareholder Return

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The below table sets forth information regarding the beneficial ownership of our common stock as of July 31, 2024 as held by the following:
•    each person or entity who is known by us to beneficially own more than 5% of our common stock;
•    each of our directors and named executive officers; and
•    all of our directors and executive officers as a group.
Information with respect to beneficial ownership has been furnished to us by each director, executive officer or stockholder listed in the table below, as the case may be. The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after July 31, 2024, including any shares of our common stock subject to an option that has vested or will vest within 60 days after July 31, 2024 and any shares of our common stock subject to RSUs that will vest within 60 days after July 31, 2024. More than one person may be deemed to be a beneficial owner of the same securities.
The percentage of beneficial ownership is based on 39,282,459 shares of common stock outstanding as of July 31, 2024.
Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, the address for each person or entity listed below is c/o GMS Inc., 100 Crescent Centre Parkway, Suite 800, Tucker, Georgia 30084.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
5% Stockholders
BlackRock, Inc.(1)	6,694,194	17.0%
The Vanguard Group(2)	5,535,138	13.6%
Dimensional Funds LP(3)	2,482,093	6.3%
Coliseum Capital Management, LLC(4)	1,962,751	5.0%
Directors and Named Executive Officers
John C. Turner, Jr.(5)	310,023	*
Scott M. Deakin(6)	91,933	*
Craig D. Apolinsky(7)	92,352	*
Leigh R. Dobbs(8)	6,777	*
George T. Hendren(9)	72,922	*
Lisa M. Bachmann(10)	11,553	*
Peter C. Browning(11)	15,406	*
John J. Gavin(12)	26,120	*
Theron I. Gilliam(13)	43,981	*
Mitchell B. Lewis(14)	15,406	*
Teri P. McClure(15)	16,484	*
Randolph W. Melville(16)	7,855	*
J. David Smith(17)	32,507	*
W. Bradley Southern	—	*
All executive officers and directors as a group (14 persons)(18)	743,319	1.9%
___________________________________
*    Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)Represents beneficial ownership as of December 31, 2023, according to the Schedule 13G/A filed by BlackRock, Inc. on January 22, 2024. BlackRock, Inc. has sole voting power over 6,574,899 of these shares and sole dispositive power over 6,694,194 of these shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(2)Represents beneficial ownership as of December 29, 2023, according to the Schedule 13G/a filed by The Vanguard Group on February 13, 2024. The Vanguard Group has shared voting power over 46,851 of these shares, sole dispositive power over 5,244,978 of these shares and shared dispositive power over 90,160 of these shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)Represents beneficial ownership as of December 29, 2023, according to the Schedule 13G/A filed by Dimensional Funds Advisors LP on February 9, 2024. Dimensional Funds Advisors LP has sole voting power over 2,443,232 of these shares and sole dispositive power over 2,482,093 of these shares. The address for Dimensional Funds LP is 6300 Bee Cave Road, Building One, Austin, Texas, 78746.

(4)Represents beneficial ownership as of February 28, 2024, according to the Schedule 13D/A filed by Coliseum Capital Management, LLC on March 1, 2024. Coliseum Capital Management, LLC has shared voting power over 1,962,751 of these shares and shared dispositive power over 1,962,751 of these shares. The address for Coliseum Capital Management, LLC is 105 Rowayton Avenue, Rowayton, Connecticut, 06853.

(5)Includes 234,819 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after July 31, 2024 and 27,130 restricted stock units that will vest within 60 days after July 31, 2024.

(6)Includes 69,844 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after July 31, 2024 and 7,313 restricted stock units that will vest within 60 days after July 31, 2024.

(7)Includes 77,043 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after July 31, 2024 and 4,949 restricted stock units that will vest within 60 days after July 31, 2024.

(8)Includes 4,461 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after July 31, 2024 and 1,337 restricted stock units that will vest within 60 days after July 31, 2024.

(9)Includes 45,279 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after July 31, 2024 and 4,382 restricted stock units that will vest within 60 days after July 31, 2024.

(10)Includes 1,672 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after July 31, 2024. Ms. Bachmann is a member of our Board.

(11)Includes 1,672 restricted stock units that will vest within 60 days after July 31, 2024. Mr. Browning is a member of our Board.

(12)Includes 1,672 restricted stock units that will vest within 60 days after July 31, 2024. Mr. Gavin is a member of our Board.

(13)Includes 24,474 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after July 31, 2024 and 1,672 restricted stock units that will vest within 60 days after July 31, 2024. Mr. Gilliam is a member of our Board.

(14)Includes 1,672 restricted stock units that will vest within 60 days after July 31, 2024. Mr. Lewis is a member of our Board.

(15)Includes 1,672 restricted stock units that will vest within 60 days after July 31, 2024. Ms. McClure is a member of our Board.

(16)Includes 1,672 restricted stock units that will vest within 60 days after July 31, 2024. Mr. Melville is a member of our Board.

(17)Includes 1,672 restricted stock units that will vest within 60 days after July 31, 2024. Mr. Smith is a member of our Board.

(18)Includes 455,920 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after July 31, 2024 and 58,487 restricted stock units that will vest within 60 days after July 31, 2024.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Exchange Act, requires our directors, executive officers and persons who own beneficially more than 10% of our Common Stock to file reports of ownership and changes in ownership of such stock with the SEC. These persons are also required by SEC regulations to furnish us with copies of all such forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during the fiscal year ended April 30, 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has adopted a written policy providing that the Audit Committee will review and approve or ratify transactions in excess of $120,000 of value in which we participate and in which a director, executive officer or beneficial holder of more than 5% of any class of our voting securities has or will have a direct or indirect material interest. Under this policy, the Board is to obtain all information it believes to be relevant to a review and approval or ratification of these transactions. After consideration of the relevant information, the Audit Committee is to approve only those related party transactions that the Audit Committee believes are on their terms, taken as a whole, no less favorable to us than could be obtained in an arms’-length transaction with an unrelated third party and that the Audit Committee determines are not inconsistent with the best interests of the Company. In particular, our policy with respect to related person transactions will require our Audit Committee to consider the benefits to the Company, the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director has a position or relationship, the availability of other sources for comparable products or services, the terms of the transaction and the terms available to unrelated third parties or to employees generally. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.
During the fiscal year ended April 30, 2024, there were no transactions to which we were a party in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 23, 2024
GENERAL
We are furnishing this Proxy Statement to you as part of a solicitation by the Board of GMS Inc., a Delaware corporation, of proxies to be voted at our Annual Meeting and at any reconvened meeting after an adjournment or postponement of the meeting. We will hold the Annual Meeting virtually on Wednesday, October 23, 2024 at 8:00 a.m. (Eastern Time).
Our mailing address and principal executive office is 100 Crescent Centre Parkway, Suite 800, Tucker, Georgia 30084. Our website is located at investor.gms.com. The information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

SEC rules allow companies to furnish proxy materials to their stockholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. We have saved significant mailing and printing costs by providing proxy materials to you over the Internet in accordance with SEC rules. In accordance with these rules, on or about September 13, 2024, we expect to mail to our stockholders a notice providing instructions on how to access our proxy materials and fiscal 2024 Annual Report on the Internet (the “Notice of Internet Availability of Proxy Materials”). The Notice of Internet Availability of Proxy Materials, which cannot itself be used to vote your shares, also provides instructions on how to vote online, by telephone or by completing and mailing a proxy card and includes instructions on how to request a paper copy of the proxy materials, if you so desire. The Notice of Internet Availability of Proxy Materials includes a control number that must be entered at the website provided on the notice in order to view the proxy materials. Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of our proxy materials, the Proxy Statement and fiscal 2024 Annual Report are available to you at investor.gms.com.
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

At the Annual Meeting, you will consider and act upon the three proposals below and any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof:

•    Proposal 1: The election of the nine director nominees identified in this Proxy Statement;
•    Proposal 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2025; and
•    Proposal 3: The approval, on an advisory basis, of the compensation of our named executive officers.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.
What is a proxy?
The Board is asking for your proxy. This means you authorize persons selected by the Company to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted at the Annual Meeting in accordance with the stockholder’s specific voting instructions.

Why am I receiving these materials?
You are receiving these materials because at the close of business on August 26, 2024 (the “Record Date”), you owned shares of the Company’s common stock, $0.01 par value per share. All stockholders of record on the Record Date are entitled to attend and vote at the Annual Meeting. Each share of our common stock is entitled to one vote on each matter presented for a vote at the Annual Meeting. As of August 26, 2024, we had 39,285,251 shares of common stock outstanding.
What shares are included on my proxy card?
You will receive one proxy card for all the shares of the Company’s common stock that you hold as a stockholder of record. If you hold your shares in street name, you will receive voting instructions for each account you have with a broker, bank or other nominee.
What matters am I voting on, how may I vote on each matter and how does the Board recommend that I vote on each matter?
The following table sets forth each of the proposals you are being asked to vote on, how you may vote on each proposal and how the Board recommends that you vote on each proposal:

Proposal		How may I vote?	How does the Board recommend that I vote?
1.	The election of the nine director nominees identified in this Proxy Statement, each for a one-year term or until his or her successor is duly elected and qualified.
FOR the election of all director nominees named herein; WITHHOLD authority to vote for all such director nominees; or FOR the election of all such director nominees other than any nominees with respect to whom the vote is specifically WITHHELD by indicating in the space provided on the proxy.
FOR each director
2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2025.	FOR or AGAINST, or you may ABSTAIN from voting on the matter.	FOR
3.	The approval, on an advisory basis, of the compensation of our named executive officers.	FOR or AGAINST, or you may ABSTAIN from voting on the matter.	FOR
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with the Company’s transfer agent, Broadridge Financial Solutions, Inc. (“Broadridge”), you are considered the “stockholder of record” with respect to those shares. The Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the fiscal 2024 Annual Report and proxy card with postage-paid envelope), as applicable, will be sent to stockholders beginning on or about September 13, 2024, and the proxy materials will be posted on the investor relations portion of the Company’s website, investor.gms.com, and on the website referenced in the Notice of Internet Availability of Proxy Materials on the same day.
If your shares are held with a broker or in an account at a bank, you are considered the “beneficial owner” with respect to those shares. These shares are sometimes referred to as being held “in street name.” The Notice of Internet Availability of Proxy Materials or full set of proxy materials, as applicable, would have been forwarded to you by your broker, bank, or other holder of record who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in proxy materials or by following the instructions on the enclosed proxy card for voting online or by telephone. You will not be able to vote these shares directly unless you obtain a signed legal proxy from your broker, bank, or other nominee giving you the right to vote the shares.

How do I vote if I am a stockholder of record?
As a stockholder of record, you may vote your shares in any one of the following ways:
•    Call the toll-free number shown on the proxy card;
•    Vote on the Internet on the website shown on the proxy card;
•    Mark, sign, date and return the proxy card in the postage-paid envelope; or
•    Vote at the Annual Meeting.
Whether or not you plan to attend the Annual Meeting, we urge you to vote. Returning the proxy card or voting by telephone or online will not affect your right to attend the Annual Meeting and vote.
How do I vote if I am a beneficial owner?
As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the instructions that your broker, bank or other nominee sent to you. You will receive, or be provided access to, proxy materials and voting instructions for each account that you have with a broker, bank, or other nominee. As a beneficial owner, if you wish to change the directions that you have provided your broker, bank, or other nominee, you should follow the instructions that your broker, bank or other nominee sent to you.
As a beneficial owner, you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you obtain a signed legal proxy from your broker, bank, or other nominee giving you the right to vote the shares.
How can I attend the Annual Meeting?
You are entitled to attend the Annual Meeting if you were a stockholder of record or beneficial owner as of the Record Date. We have decided to hold this year’s Annual Meeting in a virtual meeting format only. We believe this format enhances stockholder access to the Annual Meeting by enabling stockholder attendance and participation from anywhere, without cost. To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/GMS2024 and enter the 16-digit control number included in your proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. You may contact our General Counsel and Corporate Secretary at (800) 392-4619 if you have any questions regarding the above instructions.

What can I do if I change my mind after I vote?
If you are a stockholder of record, you can revoke your proxy before it is exercised by:
•    written notice of revocation delivered before the Annual Meeting to our General Counsel and Corporate Secretary at 100 Crescent Centre Parkway, Suite 800, Tucker, Georgia 30084;
•    a valid, later-dated proxy delivered to us before the Annual Meeting;
•    a later-dated online vote or vote by telephone, in each case prior to 11:59 p.m. (Eastern Time) on October 22, 2024; or
•    attending the Annual Meeting and voting by ballot.
If you are a beneficial owner of shares but not the stockholder of record, you may submit new voting instructions by contacting your broker, bank, or other nominee. You may also vote at the Annual Meeting if you obtain a legal proxy as described in the answer to the question “How do I vote if I am a beneficial owner?” above. All shares represented by valid proxies received and not revoked will be voted at the Annual Meeting in accordance with the stockholder’s specific voting instructions.

What if I return my proxy card or vote by Internet or phone but do not specify how I want to vote?

If you are a stockholder of record and sign and return your proxy card or complete the online or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them, in accordance with our Board’s recommendation. as follows:
•    FOR the election of each of the director nominees identified in this Proxy Statement;
•    FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2025; and
•    FOR the approval, on an advisory basis, of the compensation of our named executive officers.

What votes need to be present to hold the Annual Meeting?
Under our Bylaws, a quorum will exist at the Annual Meeting if stockholders holding a majority of the shares entitled to vote at the Annual Meeting are present or by proxy. Stockholders of record who return a proxy or attend the Annual Meeting will be considered part of the quorum. Abstentions are counted as “present” for determining a quorum.
What is the voting requirement to approve each of the proposals?
The following table sets forth the voting requirements with respect to each of the proposals:

Proposal		Voting Requirement
1.	The election of the nine director nominees identified in this Proxy Statement each for a one-year term or until his or her successor is duly elected and qualified.	Each director must be elected by a plurality of the votes cast. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting.
2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2025.	To be approved, this vote must be approved by a majority of the votes present or by proxy and entitled to vote on the proposal, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal and the number of abstentions.
3.	The approval, on an advisory basis, of the compensation of our named executive officers.	To be approved, this non-binding vote must be approved by a majority of the votes present or by proxy and entitled to vote on this proposal, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal and the number of abstentions.
Other matters that may properly come before the Annual Meeting may require more than a majority vote under our Bylaws, Charter, the laws of Delaware or other applicable laws.
How are votes counted?
In the election of the directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you withhold your vote with respect to any nominee, your shares will not be considered to have been voted for or against the nominee. For all other proposals, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card with no further instructions and you are a stockholder of record, then your shares will be voted in accordance with the recommendations of our Board. If you sign your proxy card with no further instructions and you are a beneficial owner, then please see the response to the question immediately below for a description of how your shares will be voted.

What is the effect of broker non-votes?
Under the rules of the NYSE, if you are a beneficial owner, your broker, bank, or other nominee only has discretion to vote on certain “routine” matters without your voting instructions. These rules also provide, however, that when a proposal is not a “routine” matter and your broker, bank, or other nominee has not received your voting instructions with respect to such proposal, your broker, bank, or other nominee cannot vote your shares on that proposal. When a broker, bank, or other nominee does not cast a vote for a non-routine matter, it is called a “broker non-vote.” Your broker, bank or other nominee may not vote your shares with respect to any of the proposals other than the ratification of the appointment of Ernst & Young LLP in the absence of your specific instructions as to how to vote with respect to these matters, because under such rules these matters are not considered “routine” matters. Broker non-votes will have no effect on the election of directors or the advisory vote on the compensation of our named executive officers.
The ratification of the appointment of Ernst & Young LLP is considered a routine matter and as a result there will be no broker non-votes with respect to this proposal.
Who will count the votes?
Broadridge will act as the inspector of elections and count the votes.
Where can I find the voting results?
We will announce the preliminary voting results at the Annual Meeting. We will also publish voting results in a Current Report on Form 8-K that we will file with the SEC within four business days following the Annual Meeting. If on the date of this Form 8-K filing the inspector of elections for the Annual Meeting has not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent Form 8-K filing within four business days after the final voting results are known.
Who will pay the costs of soliciting these proxies?
We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the fiscal 2024 Annual Report and proxy card with postage-paid envelope), as applicable, and any additional information furnished to stockholders. Broadridge will assist us in distribution of the proxy materials and will provide voting and tabulation services for the Annual Meeting. We may reimburse banks, brokers, custodians, and nominees for their reasonable costs of forwarding proxy materials to beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers, or other employees for such services.
Are you “householding” for stockholders sharing the same address?
The SEC’s rules permit us to deliver a single copy of the Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the fiscal 2024 Annual Report and proxy card with postage-paid envelope), as applicable, to an address that two or more stockholders share. This method of delivery is referred to as “householding” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail that you receive. We will deliver only one Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the fiscal 2024 Annual Report and proxy card with postage-paid envelope), as applicable, to multiple registered stockholders sharing an address, unless we receive instructions to the contrary from one or more of the stockholders. If printed copies of proxy materials are requested, we will still send each stockholder an individual proxy card.
If you did not receive an individual copy of the Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the fiscal 2024 Annual Report and proxy card with postage-paid envelope), as applicable, we will send copies to you if you contact us at 100 Crescent Centre Parkway, Suite 800, Tucker, Georgia 30084, Attention: General Counsel and Corporate Secretary or by telephone at (800) 392-4619. If you and other residents at your address have been receiving multiple copies of the Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the fiscal 2024 Annual Report and proxy card with postage-paid envelope), as applicable, and desire to receive only a single copy of these materials, you may contact your broker, bank, or other nominee or contact us at the above address or telephone number.

What is the deadline for stockholders to propose actions for consideration at the 2025 annual meeting of stockholders?
Stockholders who wish to nominate persons for election to our Board or propose other matters to be considered at our 2025 annual meeting of stockholders must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our Bylaws, no earlier than June 25, 2025 and no later than July 25, 2025. Stockholders are advised to review our Bylaws, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be mailed to our General Counsel and Corporate Secretary at 100 Crescent Centre Parkway, Suite 800, Tucker, Georgia 30084. The requirements for advance notice of stockholder proposals under our Bylaws do not apply to proposals properly submitted under SEC Rule 14a-8 under the Exchange Act, as those stockholder proposals are governed by SEC Rule 14a-8. We reserve the right to reject, rule out of order or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our Amended and Restated Bylaws and other applicable requirements.
Stockholders who wish to submit proposals for business other than director nominations to be included in our proxy statement under SEC Rule 14a-8 under the Exchange Act for our 2025 annual meeting of stockholders must submit any such proposal by May 16, 2025. However, if the date of the 2025 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2025 annual meeting of stockholders. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including SEC Rule 14a-8, and be mailed to our General Counsel and Corporate Secretary at 100 Crescent Center Parkway, Suite 800, Tucker, Georgia 30084. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with SEC Rule 14a-8 and other applicable requirements.

In addition to satisfying the deadlines under the advance notice provisions of our Bylaws described above, a stockholder who intends to solicit proxies pursuant to SEC Rule 14a-19 in support of nominees submitted under the advance notice provisions of our Bylaws must provide notice to our General Counsel and Corporate Secretary regarding such intent no later than August 24, 2025. Such notice must comply with all requirements of applicable rules of the SEC, including Rule 14a-19, and be mailed to our General Counsel and Corporate Secretary at 100 Crescent Centre Parkway, Suite 800, Tucker, Georgia 30084. We reserve the right to reject, rule out of order or take other appropriate action with respect to any notice that does not comply with SEC Rule 14a-19 and other applicable requirements.

Whom should I call if I have any questions?
If you have any questions about the Annual Meeting or your ownership of Company voting stock, please contact our transfer agent at:
Broadridge Corporate Issuer Solutions, Inc.
P.O. Box 1342
Brentwood, NY 11717
Internet: www.shareholder.broadridge.com
Telephone: (877) 830-4936
Email: shareholder@broadridge.com

OTHER MATTERS

Incorporation by Reference

The Audit Committee Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Exchange Act, except to the extent that we specifically incorporate it by reference into such filing. In addition, the information contained on, or that can be accessed through, our website is not part of this Proxy Statement and references to our website addresses in this Proxy Statement are inactive textual references only.
Access to Reports and Other Information

We file or furnish our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents electronically with the SEC under the Exchange Act. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain such reports from the SEC’s website at www.sec.gov.
Our website is www.gms.com. Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Business Conduct and Ethics and Board committee charters are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our General Counsel and Corporate Secretary at 100 Crescent Center Parkway, Suite 800, Tucker, Georgia 30084.
List of Company Stockholders

A list of our stockholders as of August 26, 2024, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters during ordinary business hours throughout the 10-day period prior to the Annual Meeting. The list of stockholders will also be available for such examination at the Annual Meeting.
Other Matters That May Come Before the Annual Meeting

We do not know of any other matters that will be considered at the Annual Meeting. However, if any other proper business should come before the meeting, the persons named in the proxy card will have discretionary authority to vote according to their best judgment to the extent permitted by applicable law.
* * * * *

By Order of the Board of Directors,

/s/ Craig D. Apolinsky
Craig D. Apolinsky Senior Vice President, General Counsel and Corporate Secretary
Tucker, Georgia
September 13, 2024

APPENDIX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, Adjusted EBITDA margin and free cash flow are non-GAAP measures. We report our financial results in accordance with GAAP. However, we present Adjusted EBITDA, Adjusted EBITDA margin and free cash flow, which are not recognized financial measures under GAAP, because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes Adjusted EBITDA, Adjusted EBITDA margin and free cash flow are helpful in highlighting trends in our operating results, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure and allocation, the tax jurisdictions in which companies operate and capital investments and acquisitions. In addition, we utilize Adjusted EBITDA in certain calculations under our debt agreements.
We believe that Adjusted EBITDA, Adjusted EBITDA margin and free cash flow are frequently used by analysts, investors and other interested parties in their evaluation of companies, many of which present these measures when reporting their results. Our presentation of Adjusted EBITDA, Adjusted EBITDA margin and free cash flow should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, Adjusted EBITDA, Adjusted EBITDA margin and free cash flow may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
Adjusted EBITDA, Adjusted EBITDA margin and free cash flow have their limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.
Reconciliation of Net Income to Adjusted EBITDA

The following is a reconciliation of our net income to Adjusted EBITDA:

	Year Ended April 30,
	2020	2021	2022	2023	2024
	(in thousands)
Net income	$23,381	$105,560	$273,442	$332,991	$276,079
Interest expense	67,718	53,786	58,097	65,843	75,461
Write off-of debt discount and deferred financing fees	1,331	4,606	—	—	2,075
Interest income	(88)	(86)	(163)	(1,287)	(1,754)
Provision for income taxes	22,944	31,534	91,377	114,512	98,087
Depreciation expense	51,332	50,480	55,437	61,177	69,206
Amortization expense	65,201	57,645	63,795	65,730	64,156
Impairment of goodwill	63,074	—	—	—	—
Stock appreciation expense(a)	1,572	3,173	4,403	7,703	5,391
Redeemable noncontrolling interests(b)	520	1,288	1,983	1,178	1,427
Equity-based compensation(c)	7,060	8,442	10,968	13,217	15,618
Severance and other permitted costs(d)	5,733	2,948	1,132	2,788	2,628
Transaction costs (acquisitions and other)(e)	2,414	1,068	3,545	1,961	4,856
(Gain) loss on disposal of assets(f)	658	(1,011)	(913)	(1,413)	(729)
Effects of fair value adjustments to inventory(g)	575	788	3,818	1,123	1,633
Gain on legal settlement	(14,029)	(1,382)	—	—	—
Secondary public offering costs(h)	363	—	—	—	—
Debt transaction costs(i)	—	532	—	173	1,320
Adjusted EBITDA	$299,759	$319,371	$566,921	$665,696	$615,454

Net sales	$3,241,307	$3,298,823	$4,634,875	$5,329,252	$5,501,907
Adjusted EBITDA Margin	9.2%	9.7%	12.2%	12.5%	11.2%
___________________________________
A-1

(a)Represents changes in the fair value of stock appreciation rights.
(b)Represents changes in the fair values of noncontrolling interests and deferred compensation.
(c)Represents non-cash equity-based compensation expense related to the issuance of share-based awards.
(d)Represents severance expenses and other costs permitted in the calculation of Adjusted EBITDA under the ABL Facility and the Term Loan Facility, including certain unusual, nonrecurring costs and credits due to COVID-19.
(e)Represents costs related to acquisitions paid to third parties.
(f)Includes gains and losses from the sale and disposal of assets.
(g)Represents the non-cash cost of sales impact of acquisition accounting adjustments to increase inventory to its estimated fair value.
(h)Represents costs paid to third-party advisors related to the secondary offerings of our common stock.
(i)Represents costs paid to third-party advisors related to debt refinancing activities.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

The following is a reconciliation of cash provided by operating activities to free cash flow:

	Year Ended April 30,
	2020	2021	2022	2023	2024
	(in thousands)
Cash provided by operating activities	$303,079	$153,304	$179,611	$441,737	$433,249
Purchases of property and equipment	(25,193)	(29,873)	(41,082)	(52,672)	(57,247)
Free cash flow (a)	$277,886	$123,431	$138,529	$389,065	$376,002
    ___________________________________
(a)Free cash flow is a non-GAAP financial measure that we define as net cash provided by operations less capital expenditures.
A-2

GMS
GYPSUM MANAGEMENT & SUPPLY

GMS INC
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

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**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/GMS2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V55644-P16183 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

GMS INC.

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Lisa M. Bachmann
02) John J. Gavin
03) Theron I. Gilliam
04) Mitchell B. Lewis
05) Teri P. McClure
06) Randolph W. Melville
07) J. David Smith
08) W. Bradley Southern
09) John C. Turner, Jr.

**The Board of Directors recommends you vote FOR proposals 2 and 3:**

| | For | Against | Abstain |
|---|---|---|---|
| 2. Ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending April 30, 2025. | ☐ | ☐ | ☐ |
| 3. Advisory vote to approve named executive officer compensation. | ☐ | ☐ | ☐ |

**NOTE:** Such other business may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

GMS
GYPSUM MANAGEMENT & SUPPLY

**GMS Inc.**
Annual Meeting of Stockholders
Wednesday, October 23, 2024
8:00 a.m. Eastern Time
Meeting live via the Internet - please visit
www.virtualshareholdermeeting.com/GMS2024

***Important information if you plan to attend the Annual Meeting***

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

**IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.**

V55645-P16183

**GMS INC.**

**Annual Meeting of Stockholders**

**Wednesday, October 23, 2024 8:00 a.m. Eastern Time**

**Proxy Solicited on Behalf of the Board of Directors of GMS Inc. for the Annual Meeting of Stockholders**

The undersigned hereby constitutes and appoints Craig D. Apolinsky and Scott M. Deakin, and each of them, his true and lawful agents and proxies, each with full power of substitution, to represent the undersigned and to vote all of the shares of GMS Inc. common stock of the undersigned at the Annual Meeting of Stockholders of GMS Inc. to be held virtually at www.virtualshareholdermeeting.com/GMS2024 on Wednesday, October 23, 2024, at 8:00 a.m. Eastern Time, and at any postponements or adjournments thereof, on Proposals 1 through 3 as specified on the reverse side hereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to stand for election) and on such other matters as may properly come before said meeting.

**This proxy, when properly signed, dated and returned, will be voted as specified by you. If no direction is made, this proxy will be voted (and voting instructions given) FOR each of the director nominees and FOR Proposals 2 and 3. The Board of Directors recommends that you vote FOR each of the director nominees and FOR Proposals 2 and 3. In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the meeting or any postponements or adjournments thereof.**

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Mr. Apolinsky and Mr. Deakin cannot vote these shares unless you sign, date and return this card or vote on the Internet or by telephone.

**If you vote by the Internet or telephone, please DO NOT mail back this proxy card.**

**Continued and to be signed on reverse side**

# Your **Vote** Counts!

**GMS INC.**

2024 Annual Meeting
Vote by October 22, 2024
11:59 PM ET

GMS
GYPSUM MANAGEMENT & SUPPLY

GMS INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

V55647-P16183

## You invested in GMS INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on October 23, 2024.**

## Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to October 9, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639, or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

**Smartphone users**

Point your camera here and vote without entering a control number

**Vote Virtually at the Meeting***

October 23, 2024
8:00 a.m. Eastern Time

Virtually at:
www.virtualshareholdermeeting.com/GMS2024

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

# THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

| Voting Items | Board Recommends |
|---|---|
| 1. Election of Directors<br>**Nominees:**<br>01) Lisa M. Bachmann<br>02) John J. Gavin<br>03) Theron I. Gilliam<br>04) Mitchell B. Lewis<br>05) Teri P. McClure<br>06) Randolph W. Melville<br>07) J. David Smith<br>08) W. Bradley Southern<br>09) John C. Turner, Jr. | For |
| 2. Ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending April 30, 2025. | For |
| 3. Advisory vote to approve named executive officer compensation. | For |

**NOTE:** Such other business may properly come before the meeting or any adjournment thereof.

**Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".**